EXHIBIT 10.1

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT
                          Dated as of October 28, 1998

                                      among

                        HI-RISE RECYCLING SYSTEMS, INC.,
         IDC ACQUISITION SUB, INC., WILKINSON COMPANY, INC., RECYCLTECH
           ENTERPRISES INC., HESCO SALES, INC., UNITED TRUCK AND BODY
      CORPORATION, HESCO EXPORT CORPORATION, BPI ACQUISITION CORP. and DII
                               ACQUISITION CORP.
                                  as Borrowers,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

--------------------------------------------------------------------------------

                               INDEX OF APPENDICES

Schedule  1.1                     -             Responsible Individual
Schedule  1.4                     -             Sources and Uses; Funds Flow Memorandum
Schedule  2.5                     -             Conditions Subsequent
Schedule  3.2                     -             Executive Offices; FEIN
Schedule  3.4(A)                  -             Financial Statements
Schedule  3.4(B)                  -             Pro Forma
Schedule  3.4(C)                  -             Projections
Schedule  3.4(D)                  -             Fair Salable Balance Sheet
Schedule  3.6                     -             Real Estate and Leases
Schedule  3.7                     -             Labor Matters
Schedule  3.8                     -             Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule  3.11                    -             Tax Matters
Schedule  3.12                    -             ERISA Plans
Schedule  3.13                    -             Litigation
Schedule  3.15                    -             Intellectual Property
Schedule  3.17                    -             Hazardous Materials
Schedule  3.18                    -             Insurance
Schedule  3.19                    -             Deposit and Disbursement Accounts
Schedule  3.20                    -             Government Contracts
Schedule  3.22                    -             Material Agreements
Schedule  5.1                     -             Trade Names
Schedule  6.3                     -             Indebtedness
Schedule  6.4(a)                  -             Transactions with Affiliates
Schedule 6.4(c)                   -             Compensation Levels
Schedule  6.7                     -             Existing Liens
Annex A (Recitals)                -             Definitions
Annex B (Section 1.2)             -             Letters of Credit
Annex C (Section 1.9)             -             Cash Management System
Annex D (Section 2.1(a))          -             Schedule of Additional Closing Documents
Annex E (Section 4.1(a))          -             Financial Statements and Projections - Reporting
Annex F (Section 4.1(b))          -             Collateral Reports
Annex G (Section 6.10)            -             Financial Covenants
Annex H (Section 9.9(a))          -             Lenders' Wire Transfer Information
Annex I (Section 11.10)           -             Notice Addresses
Annex J (from Annex A -
 Commitments definition)                        Commitments as of Closing Date


                               INDEX OF EXHIBITS

Exhibit 1.1(a)(i)                 -             Form  of  Notice  of  Revolving   Credit  Advance
                                                (Revolver A)
Exhibit 1.1(a)(ii)                -             Form of Revolving Note (Revolver A)
Exhibit 1.1(b)(i)                 -             Form  of  Notice  of  Revolving   Credit  Advance
                                                (Revolver B)

Exhibit 1.1(b)(ii)                -             Form of Revolving Note (Revolver B)
Exhibit 1.1(c)(i)                 -             Form of Notice of Term Loan A Advance
Exhibit 1.1(c)(ii)                -             Form of Term Note (Term Loan A)
Exhibit 1.1(d)                    -             Form of Term Note (Term Loan B)
Exhibit 1.1(e)(i)                 -             Form of Notice of Acquisition Loan Advance
Exhibit 1.1(e)(ii)                -             Form of Acquisition Loan Note
Exhibit 1.1(f)(ii)(A)             -             Form of Swing Line Note (Revolver A)
Exhibit 1.1(f)(ii)(B)             -             Form of Swing Line Note (Revolver B)
Exhibit 4.1(b)                    -             Form of Borrowing Base Certificate
Exhibit 9.1(a)                    -             Form of Assignment Agreement

Exhibit A                         -             Form of Security Agreement
Exhibit B                         -             Form of Pledge Agreement (Hi-Rise)
Exhibit B (Subsidiary)            -             Form of Pledge Agreement (Hesco Sales)
Exhibit C-1                       -             Form of Subsidiary Guaranty
Exhibit C-2                       -             Form of Subsidiary Security Agreement
Exhibit D-1                       -             Form of Lockbox Account Agreement
Exhibit D-2                       -             Form of Blocked Account Agreement
Exhibit D-3                       -             Form of Concentration Account Agreement
Exhibit D-4                       -             Form of Pledged Account Agreement
Exhibit E                         -             Form   of    Assignment    of    Representations,
                                                Warranties, Covenants, Indemnities

Exhibit F                         -             Form of Landlord's Waiver and Consent
Exhibit G-1                       -             Form of Trademark Security Agreement
Exhibit G-2                       -             Form of Patent Security Agreement
Exhibit H                         -             Form of Opinion of Borrowers' Counsel

                  CREDIT AGREEMENT, dated as of October 28, 1998, among HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation ("HI-RISE"), IDC ACQUISITION SUB, INC., a New York corporation ("IDC"), WILKINSON COMPANY, INC., an Ohio corporation ("Wilkinson"), RECYCLTECH ENTERPRISES INC., an Ontario corporation ("Recycltech"), HESCO SALES, INC., a Florida corporation ("Hesco"), UNITED TRUCK AND BODY CORPORATION, a Florida corporation ("United Truck"), HESCO EXPORT CORPORATION, a Florida corporation ("Hesco Export"), BPI ACQUISITION CORP., a South Carolina corporation ("Bes-Pac Acquisition Corp."), and DII ACQUISITION CORP., a Connecticut corporation ("Devivo Acquisition Corp.") (Hi-Rise, IDC, Wilkinson, Recycltech, Hesco, United Truck, Hesco Export, Bes-Pac Acquisition Corp. and Devivo Acquisition Corp. are sometimes collectively referred to herein as the "BORROWERS" and individually as a "BORROWER"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), NATIONSBANK, N.A., a national banking association (in its individual capacity, "NATIONSBANK"), KEY CORPORATE CAPITAL INC. (in its individual capacity, "KCCI"), the other Lenders signatory hereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for the Lenders ("ADMINISTRATIVE AGENT"), and NATIONSBANK, N.A., as Revolver Agent for the Lenders ("REVOLVER AGENT" and, together with Administrative Agent, "AGENTS").

                                    RECITALS

                  WHEREAS, Borrowers desire that Lenders extend revolving and term credit facilities to Borrowers of up to Forty Million and No/100 Dollars ($40,000,000.00) in the aggregate for the purpose of funding certain Acquisitions and refinancing certain indebtedness of Borrowers and (a) to provide working capital financing for Borrowers and (b) to finance capital expenditures of Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, Borrowers desire to secure all of their obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Agents and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

                  1.1      CREDIT FACILITIES

                  (a)      REVOLVING CREDIT FACILITY (REVOLVER A).

                           (i) Subject to the terms and conditions hereof, each
Revolving Lender agrees to make available from time to time until the Commitment Termination Date (Revolver A) its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE (REVOLVER A)"). The Pro Rata Share of the Revolving Loan (Revolver A) of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment (Revolver A). The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances (Revolver A) outstanding shall not exceed at any time the lesser of (A) the Maximum Amount (Revolver A) and (B) the Borrowing Base (Revolver A), in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan (Revolver A) outstanding at such time ("BORROWING AVAILABILITY (REVOLVER
A)"). Until the Commitment Termination Date (Revolver A), Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(A). Each Revolving Credit Advance (Revolver A) shall be made on notice by Borrower Representative on behalf of the Borrowers to the representative of Revolver Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance (Revolver A). Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE (REVOLVER A)") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(A)(I), and shall include the information required in such Exhibit and such other information as may be required by Revolver Agent.

                           (ii) Borrowers shall execute and deliver to each
Revolving Lender a note to evidence the Revolving Loan Commitment (Revolver A) of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment (Revolver A) of the applicable Revolving Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(A)(II) (each a "REVOLVING NOTE (REVOLVER A)" and, collectively, the "REVOLVING NOTES (REVOLVER
A)"). Each Revolving Note (Revolver A) shall represent the obligation of Borrowers to pay the amount of each Revolving Lender's Revolving Loan Commitment (Revolver A) or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances (Revolver
A) to Borrowers together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the aggregate Revolving Loan (Revolver A) and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (Revolver A).

                  (b)      REVOLVING CREDIT FACILITY (REVOLVER B).

                           (i) Subject to the terms and conditions hereof, each
Revolving Lender agrees to make available from time to time until the Commitment Termination Date (Revolver B) its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE (REVOLVER B)"). The Pro Rata Share of the Revolving Loan (Revolver B) of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment (Revolver B). The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances (Revolver B) outstanding shall not exceed at any time the lesser of (A) the Maximum Amount (Revolver B) and (B) the Borrowing Base (Revolver B), in each case less the Swing Line Loan (Revolver B) outstanding at such time ("BORROWING AVAILABILITY (REVOLVER B)"). Until the Commitment Termination Date (Revolver B), Borrowers may from time to time borrow, repay and reborrow under this SECTION 1.1(B). Each Revolving Credit Advance (Revolver B) shall be made on notice by Borrower Representative on behalf of Borrowers to the representative of Revolver Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance (Revolver B). Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE (REVOLVER B)") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(B)(I), and shall include the information required in such Exhibit and such other information as may be required by Revolver Agent.

                           (ii) Borrowers shall execute and deliver to each
Revolving Lender note to evidence the Revolving Loan Commitment (Revolver B) of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment (Revolver B) of the applicable Revolving Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(B)(II) (each a "REVOLVING NOTE (REVOLVER B)" and, collectively, the "REVOLVING NOTES (REVOLVER
B)"). Each Revolving Note (Revolver B) shall represent the obligation of Borrowers to pay the amount of each Revolving Lender's Revolving Loan Commitment (Revolver B) or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances (Revolver
B) to Borrowers together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the aggregate Revolving Loan (Revolver B) and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (Revolver B).

                  (c)      TERM LOAN A.

                           (i) Subject to the terms and conditions hereof, each
Term Lender (Term Loan A) agrees to make a term loan on the Devivo Acquisition Closing Date (provided that the Devivo Acquisition Closing Date shall occur prior to the date which is nine (9) months following the Closing Date) to Borrowers in the original principal amount equal to its Term Loan Commitment (Term Loan A) (the "TERM LOAN A"). The obligations of each Term Lender (Term Loan A) hereunder shall be several and not joint. Until the Commitment Termination Date (Term Loan A), Borrowers may borrow under this SECTION 1.1(C); PROVIDED, THAT such borrowing shall be limited to a single advance to be made no sooner than the Devivo Acquisition Closing

Date and monies borrowed pursuant to this SECTION 1.1(C), once repaid, may not be reborrowed. The Term Loan A shall be made on notice by Borrower Representative on behalf of Borrowers to the representative of Administrative Agent identified on SCHEDULE 1.1 at the address specified thereon. Such notice must be given no later than 11:00 a.m. (New York time) on the date which is five
(5) Business Days prior to the proposed funding date of Term Loan A. Such notice (A "NOTICE OF TERM LOAN A ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(C)(I), and shall include the information required in such Exhibit and such other information as may be required by Administrative Agent. The Administrative Agent shall provide prompt notice thereof to the Revolver Agent and the Lenders.

                           (ii) The Term Loan A shall be evidenced by promissory
notes substantially in the form of EXHIBIT 1.1(C)(II) (each a "TERM NOTE (TERM LOAN A)" and collectively the "TERM NOTES (TERM LOAN A)"), and Borrowers shall execute and deliver a Term Note (Term Loan A) to each Term Lender (Term Loan A). Each Term Note (Term Loan A) shall represent the obligation of Borrowers to pay the amount of the applicable Term Lender's (Term Loan A) Term Loan Commitment (Term Loan A) to Borrowers, together with interest thereon as prescribed in
SECTION 1.5.

                           (iii) Borrowers shall pay the principal amount of the
Term Loan A in equal consecutive quarterly installments determined by reference to the number of full quarters occurring during the period from the date which is six (6) months following the date of funding of the Term Loan A to the date which sixty (60) months following the Closing Date (the "TERM LOAN A FINAL MATURITY DATE") as follows: in equal consecutive quarterly installments of principal equal to the original principal amount of the Term Loan A divided by the number of full quarters occurring during the period from the date which is six (6) months following the date of funding of the Term Loan A to the Term Loan A Final Maturity Date, commencing on the first day of the sixth (6th) month following the date of funding of the Term Loan A and continuing quarterly on the first day of each third (3rd) month thereafter, together with a final installment equal to the entire unpaid principal balance of the Term Loan A due and payable on the Term Loan A Final Maturity Date.

                           (iv) Notwithstanding the foregoing CLAUSE (III), the
aggregate outstanding principal balance of the Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date (Revolver A), Commitment Termination Date (Revolver B) or the Commitment Termination Date (Term Loan A), whichever shall first occur, if not sooner paid in full.

                           (v) Each payment of principal with respect to the
Term Loan A shall be paid to Revolver Agent for the ratable benefit of each Term Lender (Term Loan A), ratably in proportion to each such Term Lender's (Term Loan A) respective Term Loan Commitment (Term Loan A).

                  (d)      TERM LOAN B.

                           (i) Subject to the terms and conditions hereof, each
Term Lender (Term Loan B) agrees to make a term loan on the Closing Date to Borrowers in the original principal amount of its Term Loan Commitment (Term Loan B) (the "TERM LOAN (TERM LOAN B"). The obligations of each Term Lender (Term Loan B) hereunder shall be several and not joint. Such Term Loan shall be evidenced by promissory notes substantially in the form of EXHIBIT 1.1(D) (each a "TERM NOTE (TERM LOAN B)" and collectively the "TERM NOTES (TERM LOAN B)"), and Borrowers shall execute and deliver a Term Note (Term Loan B) to each Term Lender (Term Loan B). Each Term Note (Term Loan B) shall represent the obligation of Borrowers to pay the amount of the applicable Term Lender's (Term Loan B) Term Loan Commitment (Term Loan B) to Borrowers, together with interest thereon as prescribed in SECTION 1.5.

                           (ii) Borrowers shall pay the principal amount of the
Term Loan B in three (3) consecutive quarterly installments as follows: in two
(2) equal installments of principal in the amount of $1,500,000.00 each, on the first day of the fifty-fourth (54th) and fifty-seventh (57th) month following the Closing Date, together with a final installment equal to the entire unpaid principal balance of the Term Loan B due and payable on the date which is sixty
(60) months following the Closing Date.

                           (iii) Notwithstanding the foregoing CLAUSE (II), the
aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date (Revolver A), the Commitment Termination Date (Revolver B) or the Commitment Termination Date (Term Loan A), whichever shall first occur, if not sooner paid in full.

                           (iv) Each payment of principal with respect to the
Term Loan B shall be paid to Revolver Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's (Term Loan B) respective Term Loan Commitment (Term Loan B).

                  (e)      ACQUISITION FACILITY.

                           (i) Subject to the terms and conditions hereof, each
Acquisition Lender agrees to make available from time to time until the Commitment Termination Date (Acquisition Loan) its Pro Rata Share of advances (each, an "ACQUISITION LOAN ADVANCE"). The Pro Rata Share of the Acquisition Loan of any Acquisition Lender shall not at any time exceed its separate Acquisition Loan Commitment. The obligations of each Acquisition Lender hereunder shall be several and not joint. The aggregate amount of Acquisition Loan Advances outstanding shall not exceed at any time the Maximum Amount (Acquisition Loan). Until the Commitment Termination Date (Acquisition Loan), Borrowers may from time to time borrow under this SECTION 1.1(E); PROVIDED THAT, monies borrowed pursuant to this SECTION 1.1(E), once repaid, may not be reborrowed. Each Acquisition Loan Advance shall be made on notice by Borrower Representative on behalf of Borrowers to the representative of Administrative Agent identified on SCHEDULE 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m. (New York time) on the date which is five (5) Business Days prior to the proposed Acquisition Loan Advance. Each such notice (a "NOTICE OF ACQUISITION LOAN ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of
EXHIBIT 1.1(E)(I), and shall include the information required in such Exhibit and such other information as may be required by Administrative Agent. The Administrative Agent shall provide prompt notice thereof to the Revolver Agent and the Lenders.

                           (ii) Borrowers shall execute and deliver to each
Acquisition Lender a note to evidence the Acquisition Loan Commitment of that Acquisition Lender. Each note shall be in the principal amount of the Acquisition Loan Commitment of the applicable Acquisition Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(E)(II) (each an "ACQUISITION LOAN NOTE" and, collectively, the "ACQUISITION LOAN NOTES"). Each Acquisition Loan Note shall represent the obligation of Borrowers to pay the amount of each Acquisition Lender's Acquisition Loan Commitment or, if less, the applicable Acquisition Lender's Pro Rata Share of the aggregate unpaid principal amount of all Acquisition Loan Advances to Borrowers together with interest thereon as prescribed in SECTION 1.5

                           (iii) Borrowers shall pay the principal amount of the
each Acquisition Loan in equal consecutive quarterly installments determined by reference to the number of full quarters occurring during the period from the date which is twelve (12) months following the date of funding of such Acquisition Loan to the earlier of the date which is five (5) years following the date of such Acquisition Loan or the date which is two (2) years following the Term Loan A Final Maturity Date (the "APPLICABLE ACQUISITION LOAN MATURITY DATE") as follows: in equal consecutive quarterly installments of principal equal to the original principal amount of such Acquisition Loan divided by the number of full quarters occurring during the period from the date which is twelve (12) months following the date of funding of such Acquisition Loan to the Applicable Acquisition Loan Maturity Date, commencing on the first day of the twelfth (12th) month following the date of funding of such Acquisition Loan and continuing quarterly on the first day of each third (3rd) month thereafter, together with a final installment equal to the entire unpaid principal balance of such Acquisition Loan due and payable on the Applicable Acquisition Loan Maturity Date.

                           (iv) Notwithstanding the foregoing CLAUSE (III), the
aggregate outstanding principal balance of each Acquisition Loan shall be due and payable in full in immediately available funds, if not sooner paid in full, on the Commitment Termination Date (Acquisition Loan), the Commitment Termination Date (Revolver A), the Commitment Termination Date (Revolver B), or the Commitment Termination Date (Term Loan A), whichever shall first occur, if any such date shall occur prior to the express date of expiration of the applicable Commitment in each of the definitions of "Commitment Termination Date

(Acquisition Loan)," "Commitment Termination Date (Revolver A)," "Commitment Termination Date (Revolver B)" and "Commitment Termination Date (Term Loan A)."

                  (f)      SWING LINE FACILITIES.

                           (i) Revolver Agent shall notify the Swing Line Lender
upon Revolver Agent's receipt of any Notice of Revolving Credit Advance (Revolver A) or any Notice of Revolving Credit Advance (Revolver B). Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date (Revolver
A) or Commitment Termination Date (Revolver B), as the case may be, advances (each, a "SWING LINE ADVANCE (REVOLVER A)" or "SWING LINE ADVANCE (REVOLVER B)", as the case may be) in accordance with any such notice. The aggregate amount of Swing Line Advances (Revolver A) outstanding shall not exceed the lesser of (A) the Swing Line Commitment (Revolver A) and (B) the lesser of (x) the Maximum Amount (Revolver A) and (y) the Borrowing Base (Revolver A), in each case, less the outstanding balance of the Revolving Loan (Revolver A) and Letter of Credit Obligations at such time ("SWING LINE AVAILABILITY (REVOLVER A)"). The aggregate amount of Swing Line Advances (Revolver B) outstanding shall not exceed the lesser of (A) the Swing Line Commitment (Revolver B) and (B) the lesser of the Maximum Amount (Revolver B) and the Borrowing Base (Revolver B), in each case, less the outstanding balance of the Revolving Loan (Revolver B) at such time ("SWING LINE AVAILABILITY (REVOLVER B)"). Until the Commitment Termination Date (Revolver A) and the Commitment Termination Date (Revolver B), as the case may be, Borrowers may from time to time borrow, repay and reborrow under this
SECTION 1.1(F). Each Swing Line Advance (Revolver A) shall be made pursuant to a Notice of Revolving Credit Advance (Revolver A) delivered to Revolver Agent by Borrower Representative on behalf of Borrowers in accordance with SECTION 1.1(A). Each Swing Line Advance (Revolver B) shall be made pursuant to a Notice of Revolving Credit Advance (Revolver B) delivered to Revolver Agent by Borrower Representative on behalf of Borrowers in accordance with SECTION 1.1(B). Those notices must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance (Revolver A) or Swing Line Advance (Revolver B), as the case may be. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan (Revolver A) and the Swing Line Loan (Revolver B), as the case may be, upon demand therefor by Administrative Agent.

                           (ii) Borrowers shall execute and deliver to the Swing
Line Lender a promissory note to evidence each of the Swing Line Commitment (Revolver A) and the Swing Line Commitment (Revolver B), as the case may be. Each note evidencing Swing Line Loans (Revolver A) shall be in the principal amount of the Swing Line Commitment (Revolver A) of the Swing Line Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(f)(ii)(A) (each a "SWING LINE NOTE (REVOLVER A)" and, collectively, the "SWING LINE NOTES (REVOLVER A)"). Each note evidencing Swing Line Loans (Revolver B) shall be in the principal amount of the Swing Line Commitment (Revolver B) of the Swing Line Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(F)(II)(B) (each a "SWING LINE NOTE

(REVOLVER B)" and, collectively, the "SWING LINE NOTES (REVOLVER B)"). Each Swing Line Note (Revolver A) and each Swing Line Note (Revolver B) shall represent the obligation of Borrowers to pay the amount of the Swing Line Commitment (Revolver A) or Swing Line Commitment (Revolver B), as the case may be, or, if less, the aggregate unpaid principal amount of all Swing Line Advances (Revolver A) or Swing Line Advances (Revolver B), as the case may be, made to Borrowers together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the Swing Line Loan (Revolver A) shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (Revolver A) if not sooner paid in full. The entire unpaid balance of the Swing Line Loan (Revolver B) shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (Revolver B) if not sooner paid in full.

                           (iii) REFUNDING OF SWING LINE LOANS. The Swing Line
Lender may, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, on behalf of Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance (Revolver A) or Revolving Credit Advance (Revolver B) to Borrowers in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (Revolver A) or Swing Line Loan (Revolver B), as the case may be (the "REFUNDED SWING LINE LOAN") outstanding on the date such notice is given. Unless any of the events described in SECTIONS 8.1(H) OR 8.1(I) shall have occurred (in which event the procedures of SECTION 1.1(F)(IV) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of such Revolving Credit Advance (Revolver A) or Revolving Credit Advance (Revolver B), as the case may be, are then satisfied, each Revolving Lender shall disburse directly to Revolver Agent its Pro Rata Share of such Revolving Credit Advance (Revolver A) or Revolving Credit Advance (Revolver B), as the case may be, on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances (Revolver A) or Revolving Credit Advances (Revolver B), as the case may be, shall be immediately paid to the Swing Line Lender and applied to repay the applicable Refunded Swing Line Loan of the Borrowers.

                           (iv) PARTICIPATION IN SWING LINE LOANS. If, prior to
refunding a Swing Line Loan with a Revolving Credit Advance pursuant to SECTION 1.1(F)(III), one of the events described in SECTIONS 8.1(H) OR 8.1(I) shall have occurred, then, subject to the provisions of SECTION 1.1(F)(V) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrowers, purchase from the Swing Line Lender an undivided participation interest in the applicable Swing Line Loan to Borrowers in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                           (v) REVOLVING LENDERS' OBLIGATIONS UNCONDITIONAL.
Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with SECTION 1.1(F)(III) and to purchase participating interests in accordance with SECTION 1.1(F)(IV) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Revolver Agent or the Swing Line Lender, as applicable, the amount required pursuant to SECTION 1.1(F)(III) or 1.1(F)(IV), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

                           (g) RELIANCE ON NOTICES; APPOINTMENT OF BORROWER
REPRESENTATIVE. Each Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance (Revolver A), Notice of Revolving Credit Advance (Revolver B), Notice of Term Loan A Advance, Notice of Acquisition Loan Advance or similar notice believed by each such Agent to be genuine. Each Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for such Agent has actual knowledge to the contrary. Each Borrower hereby designates Hi-Rise Recycling Systems, Inc. as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances (Revolver A), Notices of Revolving Credit Advances (Revolver B), Notices of Term Loan A Advances and Notices of Acquisition Loan Advances, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Each Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                  (h) Without limiting the generality of the provisions of
SECTION 9.9(D), the failure of any Lender to make an Advance or to fund its Pro Rata Share of Term Loan A or Term Loan B under this Agreement shall not relieve any other Lender of its obligations, if any, to make its Advance or to fund its Pro Rata Share of Term Loan or Term Loan B, as the case may be, on the date of the applicable borrowing, but no Lender shall be responsible for such failure by another Lender.

                  1.2 LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in ANNEX B, Borrower Representative, on behalf of Borrowers, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrowers.

                  1.3      PREPAYMENTS

                  (a) VOLUNTARY PREPAYMENTS. Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Administrative Agent and Revolver Agent (i) voluntarily prepay all or part of the Term Loan A and/or Term Loan B, and/or (ii) in addition to payments made pursuant to the provisions of ANNEX C, voluntarily prepay all or part of the Revolving Loan (Revolver A), Revolving Loan (Revolver B) and/or Acquisition Loan; PROVIDED that any such prepayments shall be in a minimum amount (A) of $500,000 and integral multiples of $250,000 in excess of such amount, or (B) to the extent that the then outstanding principal balance of the applicable Loan is less than $500,000, equal to the then outstanding principal balance of such Loan. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Administrative Agent and Revolver Agent terminate (in whole, but not in part) the Revolving Loan Commitment (Revolver A), the Revolving Loan Commitment (Revolver B), the Term Loan A Commitment and/or the Acquisition Loan Commitment; provided that upon such termination (other than in the case of the termination of only the Acquisition Loan Commitment), all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination must be accompanied by the payment of the fee required by SECTION 1.10(C), if any. Upon any such prepayment or termination of the Revolving Loan Commitment (Revolver
A), Revolving Loan Commitment (Revolver B), Term Loan A Commitment or Acquisition Loan Commitment, Borrowers' right to request Revolving Credit Advances (Revolver A), Revolving Loan Advances (Revolver B), a Term Loan A Advance or Acquisition Loan Advances, or request that Letter of Credit Obligations be incurred on their behalf, or request Swing Line Advances (Revolver A) or Swing Line Advances (Revolver B), shall simultaneously be permanently terminated, as the case may be. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied, PROVIDED that any partial prepayments of the Term Loan A, the Term Loan B or any Acquisition Loan made by or on behalf of Borrowers shall be applied to prepay the scheduled installments of the Term Loan A, Term Loan B or such Acquisition Loan, as the case may be, in inverse order of maturity.

                  (b)      Mandatory Prepayments.

                           (i) If at any time the outstanding balance of the
aggregate Revolving Loan (Revolver A) exceeds the lesser of (A) the Maximum Amount (Revolver A) and (B) the Borrowing Base (Revolver A), LESS, in each case, the aggregate outstanding Swing Line Loan (Revolver A) and Letter of Credit Obligations at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances (Revolver A) to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances (Revolver A), Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess.

                           (ii) If at any time the outstanding balance of the
aggregate Revolving Loan (Revolver B) exceeds the lesser of (A) the Maximum Amount (Revolver B) and (B) the Borrowing Base (Revolver B), LESS, in each case, the aggregate outstanding Swing Line Loan (Revolver B) at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances (Revolver B) to the extent required to eliminate such excess.

                           (iii) If at any time the outstanding balance of the
aggregate Acquisition Loan exceeds the Maximum Amount (Acquisition Loan), Borrowers shall immediately repay the aggregate outstanding Acquisition Loan Advances to the extent required to eliminate such excess.

                           (iv) Immediately upon receipt by any Credit Party of
proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by SECTION 6.8 (A)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (C) below.

                           (v) If Hi-Rise issues Stock or any warrants, options
or other rights to acquire Stock of Hi-Rise (other than Stock of Hi-Rise and warrants, options and other rights to acquire Stock of Hi-Rise issued to Borrowers' employees and consultants or in connection with any Acquisition), no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans in an amount equal to seventy-five percent (75%) of all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with CLAUSE (C) below.

                           (vi) Commencing with the Fiscal Year ending December
31, 1999 and until the Termination Date, Borrowers shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to ANNEX E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX E, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Administrative Agent.

                  (c) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by any Borrower pursuant to CLAUSES (B)(IV), (B)(V), or (B)(VI) above shall be applied as FOLLOWS: FIRST, to Fees and reimbursable expenses of Administrative Agent then due and payable pursuant to any of the Loan Documents; SECOND, to fees and reimbursable expenses of Revolver Agent then due and payable pursuant to any of the Loan Documents; THIRD to interest then due and payable on Term Loan B; FOURTH, to prepay the scheduled installments of Term Loan B in inverse order of maturity, until such Loan shall have been prepaid in full; FIFTH, to interest then due and payable on Term Loan A; SIXTH, to prepay the scheduled installments of Term Loan A in inverse order of maturity, until such Loan shall have been prepaid in full; SEVENTH, to interest then due and payable on the Acquisition Loan; EIGHTH, to the principal balance of the Acquisition Loan Advances outstanding in the inverse order of maturity, until the same shall have been repaid in full; NINTH, to interest then due and payable on the Swing Line Loan (Revolver B); TENTH, to the principal balance of the Swing Line Loan (Revolver B) outstanding until the same shall have been repaid in full; ELEVENTH, to interest then due and payable on the Swing Line Loan (Revolver A); TWELFTH, to the principal balance of the Swing Line Loan (Revolver A) outstanding until the same shall have been repaid in full; THIRTEENTH, to interest then due and payable on Revolving Credit Advances (Revolver B); FOURTEENTH, to the principal balance of Revolving Credit Advances (Revolver B) outstanding until the same shall have been paid in full; FIFTEENTH, to interest then due and payable on Revolving Credit Advances (Revolver A); SIXTEENTH, to the principal balance of Revolving Credit Advances (Revolver A) outstanding until the same shall have been paid in full; and LAST, to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in ANNEX B. None of the Revolving Loan Commitment (Revolver A), the Revolving Loan Commitment (Revolver B), the Swing Line Commitment (Revolver A) or the Swing Line Commitment (Revolver B) shall be permanently reduced by the amount of any such prepayments.

                  (d) APPLICATION OF PREPAYMENTS FROM INSURANCE PROCEEDS. Prepayments from insurance proceeds in accordance with SECTION 5.4(C) shall be applied as follows: insurance proceeds from casualties or losses to cash, or Inventory shall be applied, first, to the Swing Line

Loans (Revolver A) and, second, to the Revolving Credit Advances (Revolver A); insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled installments of the Term Loan B in inverse order of maturity. Neither the Revolving Loan Commitment (Revolver A) nor the Swing Line Loan Commitment (Revolver A) shall be permanently reduced by the amount of any such prepayments. If the insurance proceeds allocable to Inventory, Equipment, Fixtures and Real Property exceed the then outstanding principal balance of the Swing Line Loan (Revolver A), the Revolving Credit Advances (Revolver A) and the Term Loan B, as the case may be, then the excess of such proceeds and all other insurance proceeds shall be applied in the manner set forth in SECTION 1.3(C) above.

                  (e) Nothing in this SECTION 1.3 shall be construed to constitute Administrative Agent's or any Lender's consent to any transaction referred to in CLAUSES (b)(iv) and (B)(V) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

                  1.4 USE OF PROCEEDS. Borrowers shall utilize the proceeds of Term Loan A solely for the Devivo Acquisition (and to pay related transaction expenses). Borrowers shall utilize the proceeds of the Acquisition Loans solely for the Acquisitions (other than the Bes-Pac Acquisition and the Acme Chute Acquisition) (and to pay related transaction expenses) as contemplated herein. The Borrowers shall utilize the proceeds of the Loans (other than Term Loan A or the Acquisition Loans) solely for the Bes-Pac Acquisition, the Acme Chute Acquisition, and, to the extent that the proceeds of Term Loan A are not sufficient therefor, the Devivo Acquisition (and, in each case, to pay any related transaction expenses), the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers' ordinary working capital and capital expenditure needs (but excluding in any event the making of any Restricted Payment not specifically permitted by SECTION 6.14). DISCLOSURE SCHEDULE (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

                  1.5      INTEREST AND APPLICABLE MARGINS.

                  (a) Borrowers shall pay interest to Revolver Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances (Revolver A) and Revolving Credit Advances (Revolver B), the Index Rate plus the Applicable Revolver Index Margin per annum; (ii) with respect to the Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum; (iii) with respect to Term Loan B, a fixed rate equal to eleven percent (11%) per annum; (iv) with respect to the Acquisition Loan Advances, the Index Rate plus the Applicable Acquisition Loan Index Margin per annum; and (v) with respect to the Swing Line Loans, the Index Rate plus the Applicable Revolver Index Margin per annum.

                  The Applicable Revolver Index Margin will be 0.5% per annum. The Applicable Term Loan A Index Margin will be 1.0% per annum. The Applicable Acquisition Loan Index Margin will be 1.0% per annum. The Applicable L/C Margin will be 2.5% per annum. The Applicable Unused Revolver Fee Margin will be 0.5% per annum. The Applicable Unused Acquisition Line Fee Margin will be 0.375% per annum.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Revolver Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Revolver Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

                  (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i) or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Revolver Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.5(A) through (D) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.5(E), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Revolver Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.12 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

                  1.6 ELIGIBLE ACCOUNTS. Based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Administrative Agent and Revolver Agent and on other information available to Administrative Agent and Revolver Agent, Administrative Agent and Revolver Agent shall in their reasonable credit judgment determine which Accounts of each Borrower shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, Administrative Agent and Revolver Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Administrative Agent and Revolver Agent reserve the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in their reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower which is a Lease Receivable or:

                  (a) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

                  (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, acceptable to Administrative Agent and Revolver Agent in form and substance, has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Administrative Agent and Revolver Agent, in their sole discretion, have agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

                  (i) (i) that is the obligation of an Account Debtor located in a foreign country (other than Canada, Puerto Rico or the United States Virgin Islands), unless payment thereof is assured by a letter of credit assigned and delivered to Administrative Agent, satisfactory to Administrative Agent and Revolver Agent as to form, amount and issuer;

                           (ii) that is the obligation of an Account Debtor
located in Canada, Puerto Rico or the United States Virgin Islands, unless (x) payment thereof is assured by a letter of credit assigned and delivered to Administrative Agent, satisfactory to Administrative Agent and Revolver Agent as to form, amount and issuer, or (y) Administrative Agent and Revolver Agent, in their sole discretion, have agreed to the contrary in writing and such Borrower, if necessary, has taken all such action as may be required by Administrative Agent and Revolver Agent to establish and maintain in favor of Administrative Agent for the benefit of the Lenders a first, perfected security interest in and to such Account;

                  (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i) it is not paid within the earlier of: sixty (60)
days following its due date or ninety (90) days following its original invoice date;

                           (ii) if any Account Debtor obligated upon such
Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) if any petition is filed by or against any
Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this SECTION 1.6;

                  (n) as to which Administrative Agent's Lien thereon, on behalf of itself, Revolver Agent and Lenders, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreements is untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Administrative Agent and Revolver Agent, in their reasonable discretion;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceed twenty percent (20%) of all Eligible Accounts;

                  (s) which is payable in any currency other than Dollars; or

                  (t) which is unacceptable to Administrative Agent or Revolver Agent in their reasonable credit judgment.

                  1.7 ELIGIBLE INVENTORY. Based on the most recent Borrowing Base Certificate delivered by Borrower Representatives to Administrative Agent and Revolver Agent and on other information available to Administrative Agent and Revolver Agent, Administrative Agent and Revolver Agent shall in their reasonable credit judgment determine which Inventory of each Borrower shall be "ELIGIBLE INVENTORY" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Administrative Agent and Revolver Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent and Revolver Agent reserve the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in their reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

                  (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in SECTION 5.9 hereof (subject to Reserves established by Administrative Agent and Revolver Agent in accordance with SECTION 5.9 hereof);

                  (b) is (i) not located on premises owned or leased by such Borrower or (ii) is stored with a bailee, warehouseman or similar Person, unless Administrative Agent and Revolver Agent have given their prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Administrative Agent, or (y) Reserves satisfactory to Administrative Agent and Revolver Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

                  (c) is placed on consignment or is in transit;

                  (d) is the subject of any Lease;

                  (e) is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders;

                  (f) in Administrative Agent's or Revolver Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (g) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

                  (h) consists of goods which have been returned by the buyer;

                  (i) is not of a type held for sale in the ordinary course of such Borrower's business;

                  (j) as to which Administrative Agent's Lien, on behalf of itself, Revolver Agent and Lenders, therein is not a first priority perfected Lien;

                  (k) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreements is untrue;

                  (l) consists of any costs associated with "freight-in" charges;

                  (m) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (n) is not covered by casualty insurance acceptable to Administrative Agent and Revolver Agent; or

                  (o) is otherwise unacceptable to Administrative Agent or Revolver Agent in their reasonable credit judgment.

                  1.8 ELIGIBLE LEASE RECEIVABLES. Based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Administrative Agent and Revolver Agent and on other information available to Administrative Agent and Revolver Agent, Administrative Agent and Revolver Agent shall in their reasonable credit judgment determine which Lease Receivables of each Borrower shall be "ELIGIBLE LEASE RECEIVABLES" for purposes of this Agreement. In determining whether a particular Lease Receivable of any Borrower constitutes an Eligible Lease Receivable, Administrative Agent and Revolver Agent shall not include any such Lease Receivable to which any of the exclusionary criteria set forth below applies. Administrative Agent and Revolver Agent reserve the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Lease Receivables, in their reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Lease Receivables shall not include any Lease Receivable of any Borrower:

                  (a) which does not arise from the Lease of goods by such Borrower in the ordinary course of its business pursuant to a written Lease which provides for a lease term of equal to or less than seven (7) years, an implicit interest rate at least equal to the current market rate for comparable lease transactions, equal amortization over the life of the lease on a monthly or quarterly basis and on terms which are otherwise consistent with the Borrowers' past practice and industry standards;

                  (b) (i) upon which Lease Receivable or the associated Lease such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Lease Receivable or the associated Lease such Borrower is not able to bring suit or otherwise enforce its remedies against the Lessee through judicial process;

                  (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Lease Receivable or the associated Lease;

                  (d) that is not a true and correct statement of bona fide obligation incurred in the amount of the Lease Receivable for merchandise leased to and accepted by the applicable Lessee;

                  (e) which Lease Receivable and the associated Lease (i) are not owned by such Borrower or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders;

                  (f) that arises from a Lease to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

                  (g) that is the obligation of a Lessee that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Administrative Agent and Revolver Agent, in their sole discretion, have agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

                  (h) (i) that is the obligation of a Lessee located in a foreign country (other than Canada, Puerto Rico and the United States Virgin Islands), unless payment thereof is assured by a letter of credit assigned and delivered to Administrative Agent, satisfactory to Administrative Agent and Revolver Agent as to form, amount and issuer;

                           (ii) that is the obligation of an Lessee located in
Canada, Puerto Rico or the United States Virgin Islands, unless (x) payment thereof is assured by a letter of credit assigned and delivered to Administrative Agent, satisfactory to Administrative Agent and Revolver Agent as to form, amount and issuer, or (y) Administrative Agent and Revolver Agent, in their sole discretion, have agreed to the contrary in writing and such Borrower, if necessary, has taken all such action as may be required by Administrative Agent and Revolver Agent to establish and maintain in favor of Administrative Agent for the benefit of the Lenders a first, perfected security interest in and to such Account;

                  (i) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Lessee to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (j) which Lease Receivable or the associated Lease is in default; provided, THAT, without limiting the generality of the foregoing, a Lease Receivable and the associated Lease shall be deemed in default upon the occurrence of any of the following:

                           (i) it is not paid within sixty (60) days following
the due date of any payment under the applicable Lease;

                           (ii) if any Lessee obligated upon such Lease
Receivable suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) if any petition is filed by or against any
Lessee obligated upon such Lease Receivable under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (k) which is the obligation of a Lessee if fifty percent (50%) or more of the dollar amount of all Lease Receivables owing by that Lessee are ineligible under the other criteria set forth in this SECTION 1.8;

                  (l) as to which Lease Receivable or the associated Lease Administrative Agent's Lien thereon, on behalf of itself, Revolver Agent and Lenders, is not a first priority perfected Lien;

                  (m) as to which Lease Receivable or the associated Lease any of the representations or warranties pertaining to Lease Receivables and Leases set forth in this Agreement or the Security Agreements is untrue;

                  (n) to the extent such Lease Receivable is evidenced by a judgment, or Instrument;

                  (o) to the extent such Lease Receivable is evidenced by Chattel Paper, unless the original of such Chattel Paper has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Administrative Agent, on behalf of itself, Revolver Agent and Lenders;

                  (p) to the extent such Lease Receivable exceeds any credit limit established by Administrative Agent or Revolver Agent, in their reasonable discretion;

                  (q) to the extent that such Lease Receivable, together with all other Lease Receivables owing by such Lessee and its Affiliates as of any date of determination; exceed twenty percent (20%) of all Eligible Lease Receivable;

                  (r) which Lease Receivable is payable in any currency other than Dollars; or

                  (s) which Lease Receivable or the associated Lease is unacceptable to Administrative Agent or Revolver Agent in their reasonable credit judgment.

                  1.9 CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described on ANNEX C (the "CASH MANAGEMENT SYSTEMS").

                  1.10 FEES. (a) (i) Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter at the times specified for payment therein; provided THAT:

         (x) of the opportunity analysis fee payable to GE Capital on the Closing Date, the Borrowers shall pay:

                  (1) to NationsBank an amount equal to $84,437.50, and

                  (2) to KCCI an amount equal to $72,000.00; and

         (y) of the Closing Fee payable to GE Capital in respect of each Acquisition Loan Advance, the Borrowers shall pay, as of the date of each such Acquisition Loan Advance:

                  (1) to NationsBank an amount equal to 0.875% of NationsBank's Pro Rata Share of such Acquisition Loan Advance, and

                  (2) to KCCI an amount equal to 0.75% of KCCI's Pro Rata Share of such Acquisition Loan Advance.

                  (ii) Borrowers shall pay to Revolver Agent, the Fees specified in that certain fee letter of even date herewith among Borrowers and Revolver Agent (the "REVOLVER AGENT FEE LETTER"), at the times specified for payment therein, which fees are payable in lieu of the Agent's Fee referred to in the GE Fee Letter.

                  (b)(i) As additional compensation for the Revolving Lenders, Borrowers agree to pay to Revolver Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date (Revolver A), and on the Commitment Termination Date (Revolver A), a fee for Borrowers' non-use of the Revolving Loan Commitment (Revolver A) in an amount equal to the Applicable Unused Revolver Fee Margin per annum (calculated on the basis of a 360 day year for the actual days elapsed) of the difference between (x) the Maximum Amount (Revolver A) (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan (Revolver A), the Letter of Credit Obligations and the Swing Line Loan (Revolver A) outstanding during the period for which such fee is due.

                  (ii) As additional compensation for the Revolving Lenders, Borrowers agree to pay to Revolver Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date (Revolver B) and on the Commitment Termination Date (Revolver B), a fee for Borrowers' non-use of the Revolving Loan Commitment (Revolver B) in an amount equal to the Applicable Unused Revolver Fee Margin per annum (calculated on the basis of a 360 day year for the actual days elapsed) of the difference between (x) the Maximum Amount (Revolver B) (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan (Revolver B) and the Swing Line Loan (Revolver B) outstanding during the period for which such fee is due.

                  (iii) As additional compensation for Term Lenders (Term Loan
A), Borrowers agree to pay to Revolver Agent, for the ratable benefit of such Lenders, in arrears on the first Business Day of each month prior to the funding of the Term Loan A and on the date of funding of the Term Loan A, a fee for Borrower's non-use of the Term Loan Commitment (Term Loan A) in an amount equal to the Applicable Unused Acquisition Line Fee Margin per annum (calculated on the basis of a 360 day year for the actual number of days elapsed) times the Term Loan Commitment (Term Loan A).

                  (iv) As additional compensation for the Acquisition Lenders, Borrowers agree to pay to Revolver Agent, for the ratable benefit of such Lenders, in arrears, on the First Business Day of each month prior to the Commitment Termination Date (Acquisition Loan) and on the Commitment Termination Date (Acquisition Loan), a fee for Borrowers' non-use of the Acquisition Loan Commitment in an amount equal to the Applicable Unused Acquisition Line Fee Margin per annum (calculated on the basis of 360 day year for the actual days elapsed) of the difference between (x) the Maximum Amount (Acquisition Loan) and (y) the average for the period of the daily closing balances of the aggregate Acquisition Loan outstanding during the period for which such fee is due.

                  (c)(i) If Borrowers prepay all or any portion of the Term Loan A or Term Loan B or terminate the Revolving Loan Commitment (Revolver A), Revolving Loan Commitment (Revolver B) or the Acquisition Loan Commitment, as the case may be, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Revolver Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by (i) the principal amount of the Term Loan A or Term Loan B, as the case may be, prepaid, and (ii) the amount of the Revolving Loan Commitment (Revolver (A), Revolving Loan Commitment (Revolver B) or the Acquisition Loan Commitment, as the case may be, terminated. As used herein, the term "APPLICABLE PERCENTAGE" shall mean (x) three percent (3%), in the case of a prepayment or termination on or prior to the first anniversary of the Closing Date, (y) two percent (2%), in the case of a prepayment or termination after the first anniversary of the Closing Date but on or prior to the second anniversary, and (z) one percent (1%), in the case of a prepayment or termination after the second anniversary of the Closing Date but on or prior to the third anniversary. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to SECTIONS 1.3(B); provided that Borrowers do not permanently reduce the Revolving Loan Commitment (Revolver A), the Revolving Loan Commitment (Revolver B) or the Acquisition Loan, as the case may be, upon any such prepayment and, in the case of prepayments made pursuant to SECTION 1.3(B)(IV) or (B)(V), the transaction giving rise to the applicable prepayment is expressly permitted under SECTION 6.

                  (ii) If Borrowers prepay all or any portion of the Term Loan B, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Revolver Agent, for the benefit of Lenders as liquidated damages the Make-Whole Amount.

                  1.11 RECEIPT OF PAYMENTS. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Revolver Agent. For purposes of computing interest and Fees and determining Borrowing Availability (Revolver A), Borrowing Availability (Revolver B), Net Borrowing Availability (Revolver A), Net Borrowing Availability (Revolver B) or Net Borrowing Availability (Acquisition Loan) as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor by the Revolver Agent prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

                  1.12 APPLICATION AND ALLOCATION OF PAYMENTS. (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan (Revolver A) and the Revolving Loan (Revolver A); (ii) payments consisting of proceeds of Lease Receivables received in the ordinary course of business shall be applied to the Swing Line loan (Revolver B) and the Revolving Loan (Revolver B); (iii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iv) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of SECTION 1.3(A); and (v) mandatory prepayments shall be applied as set forth in SECTIONS 1.3(C) AND 1.3(D). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment (other than payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date (Revolver A) or Commitment Termination Date (Revolver B)), each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Revolver Agent, at the direction of the Administrative Agent, shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Revolver Agent, at the direction of the Administrative Agent, may deem advisable notwithstanding any previous entry by Revolver Agent in the Loan Account or any other books and records. In the absence of a specific determination by Revolver Agent, at the direction of Administrative Agent, or by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's and Revolver Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan (Revolver A) and Swing Line Loan (Revolver B), ratably in proportion to the interest accrued as to each such Loan; (3) to principal payments on the Swing Line Loan (Revolver A) and Swing Line Loan (Revolver B), ratably in proportion to the aggregate, combined principal balance of the Swing Line Loan (Revolver A) and the Swing Line Loan (Revolver B); (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each such Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably in proportion to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3. As to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date (Revolver A) or Commitment Termination Date (Revolver B), each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that such payments shall be applied in the following order: (1) to Fees and Administrative Agent's and Revolver Agent's expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each such Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, ratably in proportion to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under SECTION 11.3.

                  (b) Revolver Agent is authorized to, and at its sole election may and, the direction of the Administrative Agent, shall charge to the Revolving Loan (Revolver A) and/or the Revolving Loan (Revolver B) balance on behalf of Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(A)) and interest and principal, other than principal of the Revolving Loan (Revolver A) or the Revolving Loan (Revolver B), owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan (Revolver A) and the Swing Line Loan (Revolver A) to exceed the Borrowing Availability (Revolver A) or the balance of the aggregate Revolving Loan (Revolver B) and the Swing Line Loan (Revolver B) to exceed the Borrowing Availability (Revolver B). At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan (Revolver A) and/or Revolving Loan (Revolver B), as the case may be, hereunder.

                  1.13 LOAN ACCOUNT AND ACCOUNTING. Revolver Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Advances and the Term Loan A and Term Loan B, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Revolver Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Revolver Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Revolver Agent shall render to Borrower Representative and Administrative Agent a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower Representative notifies Revolver Agent and Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

                  1.14 INDEMNITY. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Administrative Agent, Revolver Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among ANY PARTIES to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. Nothing in this SECTION
1.14 is intended to obligate any Credit Party to reimburse any Indemnified Party for the ordinary costs and expenses of negotiating, closing or administering this Agreement in the ordinary course except to the extent specifically provided in SECTION 11.3.

                  1.15 ACCESS. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Administrative Agent or Revolver Agent determines to be appropriate: (a) provide Administrative Agent and Revolver Agent and any of their officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Administrative Agent and Revolver Agent, and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Administrative Agent and Revolver Agent, and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory, Leases and other Collateral of any Credit Party; PROVIDED THAT so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent and the Revolver Agent shall be entitled to such access to conduct each of the activities listed in clauses (a), (b) and (c) above no more frequently than once in each calendar month. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Administrative Agent, each such Credit Party shall provide such access to Administrative Agent and to each Lender at all times and without advance notice. Each Credit Party shall make available to Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which

Administrative Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Administrative Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Administrative Agent's representatives on regularly scheduled audits at no charge to Borrowers.

                  1.16 TAXES. (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to SECTION 12) or under the Notes shall be made, in accordance with this SECTION 1.16, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to SECTION 12) or under the Notes,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.16) Administrative Agent, Revolver Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Administrative Agent, Revolver Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.16) paid by Administrative Agent, Revolver Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Administrative Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender or a participant of a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Administrative Agent prior to becoming a Lender or a participant of a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable or fails to deliver a Certificate of Exemption.

                  1.17 CAPITAL ADEQUACY; INCREASED COSTS. (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent and Revolver Agent) pay to Revolver Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Administrative Agent and Revolver Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.16(A) or 1.17(A), Borrower Representative may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Administrative Agent, may obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Borrowers obtain a Replacement Lender within ninety
(90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this
SECTION 1.17(B) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.16(A) and 1.17(A).

                  1.18 SINGLE LOAN. All Loans to Borrowers and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general, joint and several obligation of all Borrowers secured, until the Termination Date, by all of their respective Collateral.

2.       CONDITIONS PRECEDENT AND SUBSEQUENT

                  2.1 CONDITIONS TO THE INITIAL LOANS. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent, or waived in writing by Administrative Agent and Lenders:

                  (a) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agents and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as ANNEX D, each in form and substance satisfactory to Administrative Agent.

                  (b) REPAYMENT OF PRIOR LENDER OBLIGATIONS; SATISFACTION OF OUTSTANDING L/CS. (i) Administrative Agent shall have received a fully executed original of a pay-off letter satisfactory to Administrative Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan B, the initial Revolving Credit Advance (Revolver A) and initial Revolving Credit Advance (Revolver B) and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of each of the Prior Lenders shall be terminated by each of the Prior Lenders immediately upon such payment; and (ii) all letters of credit issued or guaranteed by either of the Prior Lenders shall have been cash collateralized or supported by a Letter of Credit issued pursuant to ANNEX B, as mutually agreed upon by Administrative Agent, Borrowers and each such Prior Lender.

                  (c) APPROVALS. Administrative Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or
(ii) an officer's certificate in form and substance satisfactory to Administrative Agent affirming that no such consents or approvals are required.

                  (d) OPENING AVAILABILITY; TOTAL LIABILITIES. The Eligible Accounts, Eligible Inventory and Eligible Lease Receivables of Borrowers supporting the initial Revolving Credit Advance (Revolver A), the initial Letter of Credit Obligations incurred and the initial Revolving

Credit Advance (Revolver B), as the case may be, and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Administrative Agent and the Revolver Agent, to provide Borrowers, collectively, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance (Revolver A) and the initial Revolving Credit Advance (Revolver B) made to Borrowers, the incurrence of any initial Letter of Credit Obligations, and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $2,000,000.00. After giving effect to the initial Loans made to Borrowers, the incurrence of any initial Letter of Credit Obligations, and the consummation of the Related Transactions, Borrowers and their Subsidiaries shall not have Indebtedness outstanding which exceeds $21,500,000 in the aggregate.

                  (e) PAYMENT OF FEES. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
SECTION 1.10 (including the Fees specified in the GE Capital Fee Letter and the Revolver Agent Fee Letter), and shall have reimbursed Administrative Agent and Revolver Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                  (f) CAPITAL STRUCTURE: OTHER INDEBTEDNESS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Administrative Agent in its sole discretion.

                  (g) CONSUMMATION OF RELATED TRANSACTIONS. Administrative Agent shall have received fully executed copies of the Bes-Pac Acquisition Agreement and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Administrative Agent and its counsel. The Bes-Pac Acquisition and the other Related Transactions shall have been consummated in accordance with the terms of the Bes-Pac Acquisition Agreement and the other Related Transactions Documents but for the payment of the cash purchase price payable on the Closing Date pursuant to the Bes-Pac Acquisition Agreement.

                  2.2 FURTHER CONDITIONS TO EACH LOAN. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, or incur any Letter of Credit Obligation (including, without limitation, those Loans to be funded and Letter of Credit Obligations to be incurred on the Closing Date), if, as of the date thereof:

                  (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

                  (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

                  (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and the Requisite Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

                  (d) After giving effect to any Revolving Loan Advance (Revolver A) (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan (Revolver A) would exceed the lesser of the Revolving Loan Borrowing Base (Revolver A) and the Maximum Amount (Revolver A), LESS, in each case, the sum of the then outstanding principal amount of the Swing Line Loan (Revolver A) and Letter of Credit Obligations; or

                  (e) After giving effect to any Swing Line Advance (Revolver
A), the outstanding principal amount of the Swing Line Loan (Revolver A) would exceed Swing Line Availability (Revolver A); or

                  (f) After giving effect to any Revolving Loan Advance (Revolver B), the outstanding principal amount of the aggregate Revolving Loan (Revolver B) would exceed the lesser of the Borrowing Base (Revolver B) and the Maximum Amount (Revolver B), LESS, in each case, the then outstanding principal amount of the Swing Line Loan (Revolver B); or

                  (g) After giving effect to any Swing Line Advance (Revolver
B), the outstanding principal amount of the Swing Line Loan (Revolver B) would exceed the Swing Line Availability (Revolver B); or

                  (h) After giving effect to any Acquisition Loan Advance, the outstanding principal amount of the aggregate Acquisition Loan would exceed the Maximum Amount (Acquisition Loan).

The request and acceptance by any Borrower of the proceeds of any Loan, or the incurrence of any Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in SECTION 12 and of the granting and continuance of Administrative Agent's Liens, on behalf of itself, Revolver Agent and Lenders, pursuant to the Collateral Documents.

                  2.3 FURTHER CONDITIONS TO TERM LOAN A. In addition to the other conditions precedent to the making of any Loan pursuant to this Agreement, no Term Lender (Term Loan A) shall be obligated to fund the Term Loan A, until the following additional conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent and the Term Lenders (Term Loan A), or waived in writing by Administrative Agent and Term Lenders (Term Loan A):

                  (a) the Devivo Acquisition shall have been consummated (but for the payment of the cash purchase price therefor); and

                  (b) each of the conditions set forth in SECTION 6.1 in respect of a "Permitted Acquisition" (except for the condition set forth in SECTION 6.1(V)) shall have been satisfied in respect of the Devivo Acquisition; and

                  (c) Administrative Agent and Term Lenders (Term Loan A) shall have received the audited financial statements for Devivo for the Fiscal Year of Devivo ending most recently prior to the Devivo Acquisition Closing Date; and

                  (d) after giving effect to the consummation of the Devivo Acquisition, Devivo shall have (i) EBITDA for the trailing twelve (12) months determined as of the Devivo Acquisition Closing Date of not less than $1,400,000.00, and (ii) shareholders's equity of not less than $1,100,000.00; and

                  (e) the acquisition agreement and related agreements and instruments, and all opinions, certificates, indemnities, lien search results and other documents related to the Devivo Acquisition, and the terms thereof, shall in all respects be in form and substance reasonably satisfactory to Administrative Agent and Term Lenders (Term Loan A); and

                  (f) to the extent that, in connection with or in order to consummate the Devivo Acquisition, any Borrower forms, creates or acquires any Subsidiary, the Borrowers shall have caused such Subsidiary to, execute such documents and take such other actions as may be reasonably required by Administrative Agent and Term Lenders (Term Loan A) to execute and deliver to Administrative Agent for the benefit of Lenders a Subsidiary Guaranty and Subsidiary Security Agreement, all in form and substance satisfactory to Administrative Agent and Term Lenders (Term Loan A), and to do such other acts and things, all as Administrative Agent and Term Lenders (Term Loan A), or any of them, may from time to time reasonably request so as to maintain a valid, first perfected security interest (subject to Permitted Encumbrances) in favor of Administrative Agent for the benefit of Lenders in all of the tangible and intangible property of such Subsidiary, whether then existing or thereafter created or arising, and a valid, first perfected pledge of and security interest in favor of Administrative Agent for the benefit of Lenders in all of the issued and outstanding Stock of such Subsidiary.

                  2.4 FURTHER CONDITIONS TO EACH ACQUISITION LOAN. In addition to the other conditions precedent to the making of any Loan pursuant to this Agreement, no Acquisition Lender shall be obligated to fund any Acquisition Loan, until the following additional conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent and Acquisition Lenders, or waived in writing by Administrative Agent and Acquisition Lenders:

                  (a) such Acquisition Loan is for an amount which is no greater than 4.25 times the EBITDA of the Target of the Acquisition for which such Acquisition Loan is to be made; and

                  (b) each of the conditions set forth in SECTION 6.1 in respect of a "Permitted Acquisition" shall have been satisfied in respect of the Acquisition is to be funded; and

                  (c) to the extent that the cash purchase consideration for such Acquisition is greater than $2,000,000, Administrative Agent and Acquisition Lenders shall have received the audited financial statements for the applicable Target for the Fiscal Year of the applicable Target ending most recently prior to the closing date for such Acquisition; and

                  (d) to the extent that, in connection with or in order to consummate the Acquisition for which such Acquisition Loan is to be funded, any Borrower forms, creates or acquires any Subsidiary, Borrowers shall have caused such Subsidiary to, execute such documents and take such other actions as may be reasonably required by Administrative Agent and Acquisition Lenders to execute and deliver to Administrative Agent for the benefit of Lenders a Subsidiary Guaranty and Subsidiary Security Agreement, all in form and substance satisfactory to Administrative Agent and Acquisition Lenders, and to do such other acts and things, all as Administrative Agent and Acquisition Lenders, or any of them, may from time to time reasonably request so as to maintain a valid, first perfected security interest (subject to Permitted Encumbrances) in favor of Administrative Agent for the benefit of Lenders in all of the tangible and intangible property of such Subsidiary, whether then existing or thereafter created or arising, and a valid, first perfected pledge of and security interest in favor of Administrative Agent for the benefit of Lenders in all of the issued and outstanding Stock of such Subsidiary; and

                  (e) Borrowers shall have paid the Fees required to be paid on the date of funding any such Acquisition Loan Advance in the respective amounts specified in SECTION 1.10 (including the Fees specified in the GE Capital Fee Letter and in SECTION 1.10(A)(I)(Y)).

                  2.5 CONDITIONS SUBSEQUENT TO THE MAKING OF THE LOANS. The making of the Loans is expressly contingent upon the satisfaction by the Borrowers of each of the conditions subsequent set forth on SCHEDULE 2.5, each of which shall be completed to the complete satisfaction of Administrative Agent and Administrative Agent's counsel, on or before the corresponding deadline set forth in SCHEDULE 2.5; it being understood and agreed that the failure to timely satisfy any such condition subsequent shall constitute an Event of Default for which Administrative Agent and Lenders shall be immediately entitled to exercise their rights and remedies in respect thereof.

3.       REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agents and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

                  3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $150,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and
(f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.2 EXECUTIVE OFFICES; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, DISCLOSURE SCHEDULE (3.2) lists the federal employer identification number of each Credit Party.

                  3.3 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not materially conflict with or result in the material breach or termination of, constitute a material default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its material property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of

Administrative Agent, on behalf of itself, Revolver Agent and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(C), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

                  3.4 FINANCIAL STATEMENTS AND PROJECTIONS. Except for the Projections and the Fair Salable Balance Sheet, all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The Lenders acknowledge that there can be no assurance that the projections contained in the Projections will be realized or that actual events will not result in variations from such projections; PROVIDED THAT such acknowledgment shall in no event be deemed or construed as a waiver of or consent by Administrative Agent, Revolver Agent or any of the Lenders to any non-compliance by the Credit Parties, or any of them, with any covenant, term or condition of this Agreement or any of the Loan Documents or the failure of the representations and warranties contained in this SECTION 3.4 to be true and correct.

                  (a) The following Financial Statements attached hereto as DISCLOSURE SCHEDULE (3.4(A)) have been delivered on the date hereof:

                           (i) The audited consolidated and consolidating
balance sheets at December 31, 1997 and 1996 and the related statements of income and cash flows of Hi-Rise and its Subsidiaries for the Fiscal Years then ended, certified by Coopers & Lybrand L.L.P.

                           (ii) The unaudited balance sheet(s) at August 31,
1998, and the related statement(s) of income and cash flows, of Hi-Rise and its Subsidiaries for the eight (8) Fiscal Months then ended.

                  (b) PRO FORMA. The Pro Forma delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(B)) was prepared by Borrowers giving PRO FORMA effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated August 31, 1998, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

                  (c) PROJECTIONS. The Projections delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(C)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the three (3) year period beginning on January 1, 1998, on a quarter by quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. The Lenders acknowledge that there can be no assurance that the projections contained in the Projections will be realized or that actual events will not result in variations from such projections; PROVIDED THAT such acknowledgment shall in no event be deemed or construed as a waiver of or consent by Administrative Agent, Revolver Agent or any of the Lenders to any non-compliance by the Credit Parties, or any of them, with any covenant, term or condition of this Agreement or any of the Loan Documents or the failure of the representations and warranties contained in this
SECTION 3.4(C) to be true and correct.

                  (d) FAIR SALABLE BALANCE SHEET. The Fair Salable Balance Sheet delivered on the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(D)) was prepared by Borrowers on the same basis as the Pro Forma, except that Borrowers' assets are set forth therein at their fair SALABLE values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrowers stated at the reasonably estimated present values thereof.

                  3.5 MATERIAL ADVERSE EFFECT. Between December 31, 1997 and the Closing Date (or such later date as of which this representation and warranty is made or deemed to be made), (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of each Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument to which any Credit Party is a party, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1997 and the Closing Date (or such later date as of which this representation and warranty is made or deemed to be made) no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

                  3.6 OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date (or such later date as of which this representation and warranty is made or deemed to be made), the real estate ("REAL ESTATE") listed on DISCLOSURE SCHEDULE (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on DISCLOSURE SCHEDULE (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Administrative Agent have been delivered to Administrative Agent. DISCLOSURE SCHEDULE (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date (or such later date as of which this representation and warranty is made or deemed to be made). Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made), none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. DISCLOSURE SCHEDULE (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made), no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made), all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

                  3.7 LABOR MATTERS. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made)
(a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in DISCLOSURE SCHEDULE (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE (3.7) have been delivered to Administrative Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in DISCLOSURE SCHEDULE (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

                  3.8 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in DISCLOSURE SCHEDULE (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on DISCLOSURE SCHEDULE (3.8). Except as set forth on Disclosure Schedule (3.8) as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness (other than the Obligations) of each Credit Party as of the Closing Date is described in SECTION
6.3 (including DISCLOSURE SCHEDULE (6.3)).

                  3.9 GOVERNMENT REGULATION. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  3.10 MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

                  3.11 TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with SECTION 5.2(B). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. DISCLOSURE SCHEDULE (3.11) sets forth as of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made) those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or, to Borrowers' knowledge, threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on DISCLOSURE SCHEDULE (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made), no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

                  3.12 ERISA. (a) DISCLOSURE SCHEDULE (3.12) lists and separately identifies all Qualified Plans, Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of all applicable laws, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax or penalty on prohibited transactions imposed by Section 4975 of the IRC or Section 502(i) of ERISA.

                  (b) Except as set forth in DISCLOSURE SCHEDULE (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of

ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

                  3.13 NO LITIGATION. As of the Closing Date, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.13), as of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made) there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

                  3.14 BROKERS. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  3.15 INTELLECTUAL PROPERTY. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made), each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE (3.15) hereto. To its knowledge, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

                  3.16 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Administrative Agent, Revolver Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Administrative Agent, on behalf of itself, Revolver Agent and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts, Inventory and Lease Receivables.

                  3.17 ENVIRONMENTAL MATTERS. (a) Except as set forth in DISCLOSURE SCHEDULE (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $150,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $150,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $150,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $150,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $150,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

                  (b) Each Credit Party hereby acknowledges and agrees that Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

                  3.18 INSURANCE. DISCLOSURE SCHEDULE (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

                  3.19 DEPOSIT AND DISBURSEMENT ACCOUNTS. DISCLOSURE SCHEDULE (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  3.20 GOVERNMENT CONTRACTS. Except as set forth in DISCLOSURE SCHEDULE (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts or Lease Receivables are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

                  3.21 CUSTOMER AND TRADE RELATIONS. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

                  3.22 AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each Credit Party has provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on DISCLOSURE SCHEDULE (3.22): supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $500,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto.

                  3.23 SOLVENCY. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

                  3.24 SUBORDINATED DEBT. As of the Closing Date (or such later date as of which this representation and warranty is made or is deemed to be made), Borrowers have delivered to Administrative Agent a complete and correct copy of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Each of the makers of the Subordinated Notes has the corporate power and authority to incur the Indebtedness evidenced by their respective Subordinated Note. The subordination provisions of the Subordinated Notes are enforceable against the holders of the Subordinated Notes by Administrative Agent and Lenders. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrowers acknowledge that Administrative Agent, Revolver Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this SECTION 3.24.

4.       FINANCIAL STATEMENTS AND INFORMATION

                  4.1 REPORTS AND NOTICES. (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent, Revolver Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent, Revolver Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of
EXHIBIT 4.1(B)) at the times, to the Persons and in the manner set forth in ANNEX F.

                  4.2 COMMUNICATION WITH ACCOUNTANTS. Each Credit Party executing this Agreement authorizes Administrative Agent and Revolver Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants, including Pricewaterhouse Coopers LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Administrative Agent, Revolver Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party

(including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party as may be reasonably requested by Administrative Agent, Revolver Agent or any Lender from time to time.

5.       AFFIRMATIVE COVENANTS

                  Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

                  5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in DISCLOSURE SCHEDULE (5.1).

                  5.2 PAYMENT OF OBLIGATIONS. (a) Subject to SECTION 5.2(B), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

                  (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in
SECTION 5.2(A); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this
SECTION 5.2(B) are no longer met, and (v) Administrative Agent has not advised Borrowers in writing that Administrative Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                  5.3 BOOKS AND RECORDS. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE (3.4(A)).

                  5.4 INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL. (a) The Credit Parties shall, at their sole cost and expense, insure and keep insured in good and responsible insurance companies and in amounts reasonably satisfactory to the Administrative Agent, all insurable property owned by each of them which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from such hazards or risks, including fire, as are insured by companies similarly situated and operating like properties, insure and keep insured employers' and public liability risks in good and responsible insurance companies of the types and in the amounts usually insured by companies similarly situated; maintain such other insurance as may be required by law or as may reasonably be required in writing by Administrative Agent. Without limiting the generality of the foregoing, the Credit Parties shall maintain the policies of insurance described on DISCLOSURE SCHEDULE (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Administrative Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable by Borrowers to Administrative Agent on demand by Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) If requested by Administrative Agent, each Credit Party shall deliver to Administrative Agent as may be reasonably requested by Administrative Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Administrative Agent, with respect to its insurance policies.

                  (c) Each Credit Party shall deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Administrative Agent, on behalf of itself, Revolver Agent and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself, Revolver Agent and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $150,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $150,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with SECTION 1.3(D); or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $150,000 in the aggregate and provided that no Default or Event of Default shall have occurred and be continuing, Administrative Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; PROVIDED that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 120 days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with SECTION 1.3(D). All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan (Revolver B) and then to the outstanding principal balance of the Revolving Loan (Revolver A) (which application shall not result in a permanent reduction of the Revolving Loan Commitment (Revolver
B) or Revolving Loan Commitment (Revolver A), as the case may be) and upon such application, Administrative Agent shall establish a Reserve against the Borrowing Base (Revolver B) and Borrowing Base (Revolver A), as the case may be in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in SECTION 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) in the case of insurance proceeds applied against either Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of the applicable Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with SECTION 1.3(D).

                  5.5 COMPLIANCE WITH LAWS. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.6 SUPPLEMENTAL DISCLOSURE. From time to time as may be reasonably requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default) or as may be deemed by any Credit Party to be necessary, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

                  5.7 INTELLECTUAL PROPERTY. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

                  5.8 ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $150,000; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $150,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect (in each such case, a "Hazardous Condition"), then each Credit Party shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and scope acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder. Without limiting the generality of the foregoing, whether or not Administrative Agent has a reasonable basis to believe that a Hazardous Condition may exist, each Credit Party shall, upon Administrative Agent's written request (provided that such request shall be made no more frequently than twice each calendar year if Administrative Agent has no reasonable basis to believe that a Hazardous Condition exists), (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and scope acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

                  5.9 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. Each such landlord's agreement shall be substantially in the form of Exhibit F attached hereto and made a part hereof or in such other form as may be in form and substance reasonably acceptable to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Administrative Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in

Administrative Agent's or Revolver Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Administrative Agent or Revolver Agent in their reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Administrative Agent (which consent, in Administrative Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Administrative Agent or Revolver Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

                  5.10 FURTHER ASSURANCES. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

                  5.11 YEAR 2000 PROBLEMS. On or prior to December 31, 1998, each Credit Party shall complete and deliver to Administrative Agent a Year 2000 Assessment, and on or prior to January 31, 1999, each Credit Party shall complete and deliver to Administrative Agent a Year 2000 Corrective Plan. On or prior to February 28, 1999, each Credit Party shall implement Year 2000 Corrective Actions. On or before March 31, 1999, each Credit Party shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing. On or before March 31, 1999, each Credit Party shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.       NEGATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Administrative Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

                  6.1 MERGERS, SUBSIDIARIES, ETC. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that (1) any Borrower may merge with another Borrower, PROVIDED that Borrower Representative shall be the survivor of any such merger to which it is a party, and

(2) Borrowers shall be permitted to consummate each of the Bes-Pac Acquisition in accordance with the provisions of the Bes-Pac Acquisition Agreement and the Devivo Acquisition in accordance with the provisions SECTION 2.3, and (3) Borrower shall be permitted to consummate the Acme Chute Acquisition in accordance with the terms of the Acme Chute Acquisition Agreement; provided that the cash purchase price therefor does not exceed $600,000 and the Acme Chute Acquisition otherwise qualifies as a Permitted Acquisition (except in respect of the criteria set forth in CLAUSES (I)(provided that Administrative Agent shall receive at least five (5) Business Days' prior written notice of such proposed Acquisition), (v), (VI), and (X) of this SECTION 6.1. Notwithstanding the foregoing, any Borrower may acquire all or substantially all of the assets or capital Stock of any Person (the "TARGET") (other than Bes-Pac, Devivo and Acme Chute), or form a Subsidiary to acquire all or substantially all of the assets or capital Stock of any Target (an "ACQUISITION SUBSIDIARY") (in each case, a "PERMITTED ACQUISITION") subject to the satisfaction of each of the following conditions:

                           (i) Administrative Agent shall receive at least
thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                           (ii) such Permitted Acquisition shall only involve
assets located in the United States and/or Canada and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject Administrative Agent, Revolver Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

                           (iii) such Permitted Acquisition shall be consensual
and shall have been approved by the Target's board of directors;

                           (iv) no additional Indebtedness, Guaranteed
Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition;

                           (v) the sum of all amounts payable in connection with
all Permitted Acquisitions (other than the Bes-Pac Acquisition, the Acme Chute Acquisition and the Devivo Acquisition) (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) shall not exceed $8,000,000;

                           (vi) the Target shall not have incurred an operating
loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's Financial Statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition;

                           (vii) the business and assets acquired in such
Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                           (viii) at or prior to the closing of any Permitted
Acquisition, Administrative Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and capital Stock of the Target (to the extent not merged with or into an Acquisition Subsidiary) and, if any, the applicable Acquisition Subsidiary, and Borrowers, the Target and, if any, the applicable Acquisition Subsidiary shall have executed such documents and taken such actions as may be reasonably required by Administrative Agent in connection therewith;

                           (ix) Concurrently with delivery of the notice
referred to in CLAUSE (I) above, Borrowers shall have delivered to Administrative Agent, in form and substance satisfactory to Administrative
Agent:

                                    (a) a pro forma consolidated balance sheet,
                  income statement and cash flow statement of Borrowers and their Subsidiaries (the "ACQUISITION PRO FORMA"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrowers and their Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in ANNEX G for the four quarter period reflected in the Compliance Certificate most recently delivered to Administrative Agent pursuant to ANNEX E prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                                    (b) updated versions of the most recently
                  delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "ACQUISITION PROJECTIONS") and based upon historical financial data of a recent date satisfactory to Administrative Agent, taking into account such Permitted Acquisition; and

                                    (c) a certificate of the chief financial
                  officer of each Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against each other Borrower) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrowers (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrowers subsequent to the date thereof based upon the historical performance of Borrowers and the Target and show that Borrowers shall continue to be in compliance with the financial covenants set forth in ANNEX G for the three (3) year period thereafter, PROVIDED THAT, the Lenders acknowledge that there can be no assurance that the projections contained in the Acquisition Projections will be realized or that actual events will not result in variations from such projections; PROVIDED FURTHER THAT such acknowledgment shall in no event be deemed or construed as a waiver of or consent by Administrative Agent, Revolver Agent or any of the Lenders to any non-compliance by the Credit Parties, or any of them, with any covenant, term or condition of this Agreement or any of the Loan Documents or the failure of the representations and warranties contained in this SECTION 6.1(IX)(C) to be true and correct; and (z) Borrowers have completed their due diligence investigation (including, without limitation, an environmental audit and assessment) with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Administrative Agent and Lenders and are satisfactory to Administrative Agent and Requisite Lenders in all respects;

                           (x) at least fifteen (15) Business Days prior to the
date of such Permitted Acquisition, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Administrative Agent, the terms of which and the form and substance of which shall be, in all respects, satisfactory to Administrative Agent and the Requisite Lenders; and

                           (xi) at the time of such Permitted Acquisition and
after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  Notwithstanding the foregoing, the Accounts, Inventory and Lease Receivables of the Target shall not be included in Eligible Accounts, Eligible Inventory and Eligible Lease

Receivables without the prior written consent of Administrative Agent, Revolver Agent and Requisite Lenders.

                  6.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise expressly permitted by this SECTION 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $100,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrowers may make investments not to exceed $8,000,000 in the aggregate in Permitted Acquisitions (other than the Bes-Pac Acquisition, the Acme Chute Acquisition and the Devivo Acquisition);
(d) so long as no Default or Event of Default shall have occurred and be continuing and there is no balance outstanding pursuant to the Revolving Loans, Borrowers may make investments up to $250,000 in the aggregate, subject to Control Letters in favor of Administrative Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Administrative Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A RATED BANK"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (e) Borrowers may make other investments not exceeding $100,000 in the aggregate at any time outstanding; and
(f) Borrowers and any Secured Subsidiaries may make intercompany advances and trade receivables between Borrower or any such Secured Subsidiary, on the one hand, and any of the other Borrowers or any such Secured Subsidiary, on the other hand, to the extent such Indebtedness is permitted pursuant to the provisions of SECTION 6.3 hereof.

                  6.3 INDEBTEDNESS. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in DISCLOSURE SCHEDULE (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Administrative Agent, Revolver Agent or any Lender, as reasonably determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under
SECTION 6.1, (vi) advances to employees specifically permitted under SECTION 6.4, (vii) Indebtedness consisting of intercompany loans and advances between any Borrower or any Secured Subsidiary, on the one hand, and any other Borrower or any other Secured Subsidiary, on the other hand, PROVIDED that (A) each Borrower and each such Secured Subsidiary shall record all intercompany transactions on its books and records in a manner satisfactory to Administrative Agent; (B) the obligations of each Borrower and each such Secured Subsidiary under any such intercompany loans shall be unsecured and subordinated to the Obligations of Borrowers hereunder in a manner satisfactory to Administrative Agent; (C) at the time any such intercompany loan or advance is made between any Borrowers or such Secured Subsidiaries and after giving effect thereto, each such Borrower and each such Secured Subsidiary shall be Solvent; (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (E) the aggregate amount of such intercompany Indebtedness owing by any Borrower or such Secured Subsidiary to any other Borrower or such Secured Subsidiary shall not exceed $200,000 at any one time outstanding; and (viii) Indebtedness consisting of intercompany trade receivables between any Borrower or any Secured Subsidiary, on one hand, and any other Borrower or any other Secured Subsidiary, on the other hand, PROVIDED that
(A) each Borrower and each such Secured Subsidiary shall record all intercompany transactions on its books and records in a manner satisfactory to Administrative Agent; (B) the obligations of each Borrower and each such Secured Subsidiary under any such intercompany receivables shall be unsecured and subordinated to the Obligations of Borrowers hereunder in a manner satisfactory to Administrative Agent; (C) at the time any such intercompany receivable is created between any Borrowers or such Secured Subsidiaries and after giving effect thereto, each such Borrower and each such Secured Subsidiary shall be Solvent; (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany receivable; and (E) the aggregate amount of such intercompany receivable owing by any Borrower or such Secured Subsidiary to any other Borrower or such Secured Subsidiary shall not exceed $500,000 at any one time outstanding.

                  (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTIONS 6.8(B) or (c) and (iii) other Indebtedness (excluding Subordinated
Debt) not in excess of $100,000.

                  6.4      EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

                  (a) No Credit Party shall enter into or be a party to any transaction with any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. All such transactions existing as of the date hereof are described on DISCLOSURE SCHEDULE (6.4(A)).

                  (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $10,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding.

                  (c) No Credit Party shall increase the direct or indirect aggregate monetary compensation (including all bonuses) of the ten most highly compensated employees of the Credit Parties, taken as a whole, by more than 10% per annum in excess of the current monetary compensation level for those employees, expressed as an aggregate dollar amount and set forth in DISCLOSURE SCHEDULE (6.4(C)); provided that, so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Hi-Rise shall be permitted to pay the earn-out bonus payable to Ronald J. McCracken pursuant to the provisions of the Bes-Pac Acquisition Agreement.

                  6.5 CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on DISCLOSURE SCHEDULE (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except for the Warrants and except that Hi-Rise may issue its common Stock and issue warrants, options and other rights to acquire Stock of Hi-Rise so long as, after giving effect thereto, no Change of Control occurs and the proceeds thereof, in the case of an offering or other sale thereof, are applied in prepayment of the Obligations as required by Section 1.3(b)(v), provided that no such Stock, warrant, option or other right to acquire Stock shall in any manner obligate Hi-Rise or any other Borrower to repurchase same, or (c) amend its charter or bylaws in a manner which would adversely affect Administrative Agent, Revolver Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by any of the Credit Parties.

                  6.6 GUARANTEED INDEBTEDNESS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed

Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired.

                  6.7 LIENS. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts, Inventory, Lease Receivables or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE (6.7); and
(c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $200,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

                  6.8 SALE OF STOCK AND ASSETS. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts or Lease Receivables, other than (a) the sale or Lease of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $100,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to CLAUSE (B) above, Administrative Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

                  6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or the posting of security under Section 401(a)(29) of the IRC or Section 307 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

                  6.10 FINANCIAL COVENANTS. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "FINANCIAL COVENANTS") set forth in ANNEX G.

                  6.11 HAZARDOUS MATERIALS. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

                  6.12 SALE-LEASEBACKS. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

                  6.13 CANCELLATION OF INDEBTEDNESS. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with prudent credit administration.

                  6.14 RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances and receivables between Borrowers to the extent permitted by SECTION 6.2 or SECTION 6.3 above,
(b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under SECTION 6.4(B) above, and (d) scheduled payments of interest and principal with respect to the Subordinated Debt; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to CLAUSE (D) above, (ii) Borrowers collectively shall have Borrowing Availability of at least $1,000,000 after giving effect to any payment pursuant to CLAUSE (D) above, and (iii) the timing of the payments referred to in CLAUSE (D) above shall be set at dates which permit the delivery of Financial Statements necessary to determine current compliance with the financial covenants set forth in ANNEX G prior to each payment.

                  6.15 CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty
(30) days prior written notice to Administrative Agent and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, in any Collateral, has been completed or taken, and PROVIDED that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Administrative Agent and Lenders and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

                  6.16 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

                  6.17 NO SPECULATIVE TRANSACTIONS. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                  6.18 LEASES. No Credit Party shall enter into any operating lease, as lessee, for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers and their Subsidiaries on a consolidated basis would exceed $1,500,000.

                  6.19 CHANGES RELATING TO SUBORDINATED DEBT. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party, Administrative Agent, Revolver Agent or any Lender.

7.       TERM

                  7.1 TERMINATION. The financing arrangements contemplated hereby shall begin on the Closing Date and shall remain in effect until the latest of the Commitment Termination Date (Revolver A) and the Commitment Termination Date (Revolver B), and the Loans and all other Obligations shall be automatically due and payable in full on such date.

                  7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date (Acquisition Loan), the Commitment Termination Date (Revolver A), the Commitment Termination Date (Revolver B), the Commitment Termination Date (Term Loan A) or the Commitment Termination Date (Acquisition Loan). Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Administrative Agent, Revolver Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of SECTION 11, the payment obligations under SECTIONS 1.16 and 1.17, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

                  8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans when due and payable, or (ii) fails to pay or reimburse Administrative Agent, Revolver Agent or Lenders for any Obligations hereunder or under any other Loan Document (other than the Obligations described in clause (i) above) within ten (10) days following Administrative Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.4, 1.9, 2.5, 5.4 or 6, or any of the provisions set forth in ANNEXES C or G, respectively.

                  (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 4 or any provisions set forth in ANNEXES E or F, respectively, and the same shall remain unremedied for five (5) days or more.

                  (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for thirty (30) days or more following delivery of notice thereof by Administrative Agent to Borrower Representative.

                  (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $200,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $200,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Administrative Agent, Revolver Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party with a fair market value of $200,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

                  (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $200,000 in the aggregate at any time outstanding in excess of applicable insurance coverage therefor (and for which the applicable insurer has not denied or threatened to deny coverage) shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l) Any Change of Control shall occur.

                  (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 25% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days.

                  (n) Any default or breach by any Borrower shall occur and be continuing under any agreement to which any Borrower is a party or any of its properties or assets are subject or any such agreement shall be terminated for any reason, and any such default, breach or termination shall have a Material Adverse Effect.

                  (o) Any two or more of Gary McAlpin, Donald Engel or Ronald McCracken shall at any time cease to serve as an officer of Hi-Rise in their respective capacities as of the Closing Date with at least the same responsibilities and authority.

                  8.2      REMEDIES.

                  (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Administrative Agent, Revolver Agent or Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the credit facilities with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Administrative Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the credit facilities with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(G), (H) or (I), the credit facilities shall be immediately terminated and all of the Obligations, including the aggregate Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

                  8.3 WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of SECTION 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT AND REVOLVER AGENT

                  9.1      ASSIGNMENT AND PARTICIPATIONS.

                  (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the from attached hereto as EXHIBIT 9.1(A) and otherwise in form and substance satisfactory to, and acknowledged by, Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Administrative Agent of an assignment fee of $3,500; PROVIDED that such assignment fee shall not be payable in the event of any internal assignment by any Lender to any Affiliate of such Lender, PROVIDED FURTHER, THAT the assigning Lender shall reimburse the Administrative Agent for its reasonable fees and expenses incurred in connection with any such assignment. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Administrative Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(A), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; PROVIDED, HOWEVER, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.14, 1.16, 1.17 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrowers and that Lender, or Administrative Agent and that Lender, or Revolver Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants; PROVIDED THAT no Credit Party shall be obligated to incur any out-of-pocket expenses in connection with the compliance with the provisions of this SECTION 9.1(D), other than in connection with annual bank meetings and bank meetings held as a result of the occurrence of any Event of Default and other than Administrative Agent's reasonable fees and expenses (including reasonable attorneys' fees) incurred in connection with any such assignment or participation. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by

Borrowers as having been prepared by Borrowers in compliance with the representations contained in SECTION 3.4(C).

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

                  (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under SECTION 1.17(A) or withholding taxes in accordance with SECTION 1.16(A).

                  9.2 APPOINTMENT OF ADMINISTRATIVE AGENT AND REVOLVER AGENT. GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. NationsBank is hereby appointed to act on behalf of all Lenders as Revolver Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing their respective functions and duties under this Agreement and the other Loan Documents, Agents shall act solely as agents of Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agents shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agents shall be mechanical and administrative in nature and Agents shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agents nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by either of them hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by their own gross negligence or willful misconduct.

                  If either Agent shall request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and such Agent shall not incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

                  9.3 AGENTS' RELIANCE, ETC. Neither Agent nor any of their respective Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4 GE CAPITAL, NATIONSBANK AND AFFILIATES. With respect to their respective Commitments hereunder, GE Capital and NationsBank shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and NationsBank in their respective individual capacities. GE Capital and NationsBank and their respective Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital and NationsBank were not Agents and without any duty to account therefor to Lenders. GE Capital and NationsBank and their respective Affiliates may accept fees and other consideration from any Credit Party for services in connection with this

Agreement or otherwise without having to account for the same to Lenders. GE Capital and NationsBank have also received a warrant from Hi-Rise. Each Lender acknowledges the potential conflict of interest between each of GE Capital and NationsBank as a Lender holding disproportionate interests in the Loans, GE Capital and NationsBank as a warrant holder of Hi-Rise and GE Capital and NationsBank as an Agent.

                  9.5 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, Revolver Agent or any other Lender and based on the Financial Statements referred to in
SECTION 3.4(A) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, Revolver Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6 INDEMNIFICATION. Lenders agree to indemnify each of Administrative Agent and Revolver Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or Revolver Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent or Revolver Agent in connection therewith; PROVIDED, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's or Revolver Agent's respective gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent and Revolver Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent or Revolver Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent or Revolver Agent is not reimbursed for such expenses by Credit Parties.

                  9.7 SUCCESSOR AGENTS. Either Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the resigning Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.8 SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this SECTION 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under SECTION 1.1. Each Credit Party that is a Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                  9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a)      ADVANCES; PAYMENTS.

                           (i) Revolving Lenders shall refund or participate in
either of the Swing Line Loans in accordance with CLAUSES (III) and (IV) of
SECTION 1.1(C). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Revolver Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Revolver Agent in same day funds by wire transfer to Revolver Agent's account as set forth in ANNEX H not later than 3:00 p.m. (New York time) on the requested funding date. After receipt of such wire transfers (or, in the Revolver Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Revolver Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii) On the second (2nd) Business Day of each
calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than a Swing Line Loan) (each, a "SETTLEMENT DATE"), Revolver Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Revolver Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "NON-FUNDING LENDER") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, and for so long as such failure continues, Revolver

Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Revolver Agent may assume that each Revolving Lender, Acquisition Lender and Term Lender (Term Loan A) will make its Pro Rata Share of each Revolving Credit Advance, Acquisition Loan Advance and the Term Loan A available to Revolver Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Revolver Agent by such Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, when due, Revolver Agent will be entitled to recover such amount on demand from such Revolving Lender, Acquisition Lender or Term Lender (Term Loan
A), as the case may be, without set-off, counterclaim or deduction of any kind. If any Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, fails to pay the amount of its Pro Rata Share forthwith upon Revolver Agent's demand, Revolver Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Revolver Agent. Nothing in this SECTION 9.9(B) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Revolver Agent to advance funds on behalf of any Revolving Lender, Acquisition Lender or Term Lender (Term Loan
A), as the case may be, or to relieve any Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, as a result of any default by such Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, hereunder. To the extent that Revolver Agent advances funds to any Borrower on behalf of any Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, and is not reimbursed therefor on the same Business Day as such Advance is made, Revolver Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be.

                  (c)      RETURN OF PAYMENTS.

                           (i) If Administrative Agent or Revolver Agent pays an
amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent or Revolver Agent from Borrowers and such related payment is not received by Administrative Agent or Revolver Agent, as the case may be, then Administrative Agent or Revolver Agent, as the case may be, will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                           (ii) If Administrative Agent or Revolver Agent
determines at any time that any amount received by Administrative Agent or Revolver Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent or Revolver Agent, as the case may be, will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent or Revolver Agent on demand any portion of such amount that Administrative Agent or Revolver Agent, as the case may be, has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent or Revolver Agent, as the case may be, is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) NON-FUNDING LENDERS. The failure of any Non-Funding Lender to make any Revolving Credit Advance, Acquisition Loan Advance or the Term Loan A or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, (each such other Revolving Lender, Acquisition Lender or Term Lender (Term Loan A), as the case may be, an "OTHER LENDER") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Administrative Agent or Revolver Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) DISSEMINATION OF INFORMATION. Agents will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by such Agent from, or delivered by such Agent to, any Credit Party, with notice of any Event of Default of which such Agent has actually become aware and with notice of any action taken by such Agent following any Event of Default; provided, however, that neither Agent shall be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to such Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with ANNEXES E and F hereto and agree that neither Agent shall have any duty to provide the same to Lenders.

                  (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

10.      SUCCESSORS AND ASSIGNS

                  10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Administrative Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

                  11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2 below. Any letter of intent, commitment letter and/or fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and either Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

                  11.2     AMENDMENTS AND WAIVERS.

                  (a) Except for actions expressly permitted to be taken by Administrative Agent or Revolver Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Borrowers, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as required pursuant to this Agreement. Except as set forth in CLAUSES (B) and (C) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base (Revolver A) or the Borrowing Base (Revolver B), or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts,

Eligible Inventory and Eligible Lease Receivables set forth in SECTIONS 1.6, 1.7 and 1.8, shall be effective unless the same shall be in writing and signed by Administrative Agent, Revolver Agent, Supermajority Revolving Lenders and Borrower Representative. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in SECTION 2.2, SECTION 2.3 or SECTION
2.4 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Administrative Agent and Requisite Lenders, and Borrower Representative. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Administrative Agent, Revolver Agent or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to SECTION 8.2(A)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in SECTION 2.2 unless the same shall be in writing and signed by Administrative Agent, Revolver Agent or Requisite Lenders, as the case may be, and Borrower Representative.

                  (c) No amendment, modification, termination or waiver of this Agreement, the Notes or any of the other Loan Documents shall, unless in writing and signed by Administrative Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of principal, interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this SECTION 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this SECTION 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action, and no amendment, modification, termination or waiver affecting the rights or duties of Revolver Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Revolver Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

                           (i) requiring the consent of all affected Lenders,
the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this CLAUSE (I) and in CLAUSES (II), (III) and (IV) below being referred to as a "NON-CONSENTING LENDER"), or

                           (ii) requiring the consent of Supermajority Revolving
Lenders, the consent of (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loans, is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

                           (iii) requiring the consent of Requisite Lenders, the
consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower Representative's request, Administrative Agent or a Person acceptable to Administrative Agent shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. Any such sale and assignment to a Person other than Administrative Agent or another Lender shall be subject to the satisfaction of the applicable requirements of SECTION 9.1 (other than the payment of the $3,500 fee).

                  (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under SECTION 1.14), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                  11.3 FEES AND EXPENSES. Borrowers shall reimburse Administrative Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Administrative Agent and Revolver Agent (and, with respect to CLAUSES (C) and (D) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Revolver Agent of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Administrative Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders; PROVIDED FURTHER that Borrowers shall not be obligated to reimburse Administrative Agent or any Lender in respect of any litigation, contest, dispute, suit or proceeding solely between the Administrative Agent or any Lender on the one hand and any other Lender on the other hand unless that same shall be the result of any act or omission of the Borrowers or any of them;

                  (d) any attempt to enforce any remedies of Administrative Agent against any or all of the Credit Parties or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

                  (g) up to two field examination audits conducted by or on behalf of the Administrative Agent or Revolver Agent per year after the Closing Date (or more if a Default or Event of Default shall have occurred and be continuing); provided that, in the event of such audits which are conducted when no Default or Event of Default shall have occurred and be continuing, the field audit charges shall be limited to a range between $775 and $825 per diem per auditor plus actual out-of-pocket expenses; provided further that nothing herein shall limit the access provided to the Agents and the Lenders pursuant to the provisions of SECTION 1.15;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Borrowers to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4 NO WAIVER. Administrative Agent's, Revolver Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent, Revolver Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit

Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Administrative Agent, Revolver Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent, Revolver Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

                  11.5 REMEDIES. Agents' and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which either Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8 CONFIDENTIALITY. Each Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two
(2) years following receipt thereof, except that either Agent and any Lender may disclose such information (a) to Persons employed or engaged by such Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed in writing to comply with the covenant contained in this SECTION 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (A) above); (c) as required or requested by any Governmental Authority or reasonably believed by such Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of such Agent or such Lender.

                  11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  11.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative, Administrative Agent or Revolver Agent) designated on ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall constitute but one and the same agreement.

                  11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  11.14 PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or their affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to such Lender and without the prior written consent of such Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with such Lender before issuing such press release or other public disclosure. Each Credit Party consents to the publication by either Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed. Notwithstanding the above, the parties hereto acknowledge that Hi-Rise shall be required to file this Agreement and certain of the other Loan Documents with, and describe the terms of this Agreement and certain of the other Loan Documents and identify the Lenders in, reports filed by Hi-Rise pursuant to the Federal securities laws.

                  11.15 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11.16 ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 11.9 and 11.13, with its counsel.

                  11.17 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  11.18 JUDGMENT CURRENCY. All payments of principal, interest, fees and other payments due hereunder, under the Notes and each of the other Loan Documents shall be made in Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations. To the fullest extent permitted by applicable law, the obligation of Borrowers in respect of any amount due under this Agreement, the Notes or any other Loan Document shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium annual costs of exchange) on the Business Day immediately following the day on which such person receives such payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, Borrowers shall pay such additional amounts, in Dollars, as may be necessary to compensate for the shortfall. Any obligation of Borrowers not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

12.      CROSS-GUARANTY

                  12.1 CROSS-GUARANTY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent, Revolver Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Administrative Agent, Revolver Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this SECTION 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this SECTION 12 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this SECTION 12) or any other Loan Document or the waiver or consent by Administrative Agent, Revolver Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent, Revolver Agent and Lenders in respect thereof (including the release of any such security);

                  (d) the insolvency of any Credit Party; or

                  (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

                  12.2 WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent, Revolver Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, each Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 12 and such waivers, Agents and Lenders would decline to enter into this Agreement.

                  12.3 BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this SECTION 12 are for the benefit of Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agents or Lenders, the obligations of such other Borrower under the Loan Documents.

                  12.4 SUBORDINATION OF SUBROGATION, ETC. (a) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in SECTION 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agents and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this SECTION 12, and that Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 12.4.

                  (b) As an independent covenant, each Borrower hereby further expressly covenants and agrees for the benefit of Administrative Agent, Revolver Agent and Lenders that all present or future indebtedness, obligations and liabilities of each such Borrower to any other Borrower of whatsoever description (collectively, the "JUNIOR CLAIMS") shall be subordinate and junior in right of payment to all Obligations of Borrowers to Administrative Agent, Revolver

Agent and Lenders (collectively, the "SENIOR CLAIMS"). If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by set-off or otherwise) shall be made by any Borrower to any other Borrower on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by set-off or otherwise) shall be made to any Borrower on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the Senior Claims. For the purposes of the previous sentence, a "PROCEEDING" shall occur if any Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, have entered against or in favor of it an order for relief under the Bankruptcy Code or similar law of any other jurisdiction, generally fail to pay its debts as they come due (either as to number or amount), admit in writing its inability to pay its debts generally as they mature, make a voluntary assignment for the benefit of creditors, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or by any act, indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver of, or trustee or custodian (as defined in the Bankruptcy Code) for itself, or any substantial part of its property, or a trustee or a receiver shall be appointed for any Borrower or for a substantial part of the property of any Borrower and such appointment remains in effect for more than thirty (30) days or any Borrower shall indicate its consent thereto, approval therefor or acquiescence therein, or a petition under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (whether now or hereafter in effect) shall be filed against any Borrower and such petition shall not be dismissed within thirty (30) days after such filing, an order for relief shall be entered in such proceeding, or any Borrower shall indicate its consent thereto, approval therefor or acquiescence therein. In the event any direct or indirect payment or distribution is made to any Borrower in contravention of this Section, such payment or distribution shall be deemed received in trust for the benefit of Administrative Agent, Revolver Agent and Lenders and shall be immediately paid over to Administrative Agent for application against the Obligations. Each Borrower agrees to execute such additional documents as Administrative Agent may reasonably request to evidence the subordination provided for in this SECTION 12.4.

                  12.5 ELECTION OF REMEDIES. If either Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, either Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 12. If, in the exercise of any of its rights and remedies, either Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such Agent or such Lender and waives any claim based upon such action, even if such action by such Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by such Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of either Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event either Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether either Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which either Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                  12.6 LIMITATION. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this SECTION 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under SECTION 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

                  (b) the amount which could be claimed by Agents and Lenders from such Borrower under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under SECTION 12.7.

                  12.7     CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

                  (a) To the extent that any Borrower shall make a payment under this SECTION 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "ALLOCABLE AMOUNT" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, THEN, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This SECTION 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this SECTION 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including SECTION 12.1. Nothing contained in this
SECTION 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this SECTION 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

                  12.8 LIABILITY CUMULATIVE. The liability of Borrowers under this SECTION 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agents and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be to be dated for reference as of the date first above written, but have in fact duly executed and delivered this Agreement this day of October, 1998.

BORROWERS:                 HI-RISE RECYCLING SYSTEMS, INC.,
                           a Florida corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           IDC ACQUISITION SUB, INC.,
                           a New York corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           WILKINSON COMPANY, INC.,
                           an Ohio corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           RECYCLTECH ENTERPRISES INC.,
                           an Ontario corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           HESCO SALES, INC., a Florida corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           UNITED TRUCK AND BODY CORPORATION,
                           a Florida corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           HESCO EXPORT CORPORATION, a Florida corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           BPI ACQUISITION CORP., a South Carolina corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           DII ACQUISITION CORP., a Connecticut corporation

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

ADMINISTRATIVE AGENT:      GENERAL ELECTRIC CAPITAL CORPORATION,

                           AS ADMINISTRATIVE AGENT

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

REVOLVER AGENT:            NATIONSBANK, N.A.,
                           AS REVOLVER AGENT

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

LENDERS:                   GENERAL ELECTRIC CAPITAL CORPORATION

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           NATIONSBANK, N.A.

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                           KEY CORPORATE CAPITAL INC.

                           By: /s/
                               ------------------------------------------
                               Name:
                               Title:

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                     ANNEX A

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

                  "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

                  "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "ACME CHUTE" shall mean Acme Chute Company, Inc., a Florida corporation.

                  "ACME CHUTE ACQUISITION" shall mean the purchase by Hi-Rise of all of the outstanding capital stock of Acme Chute.

                  "ACME CHUTE ACQUISITION AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of October 16, 1998, by and among Hi-Rise, Carl Haberland and Acme Chute.

                  "ACME CHUTE CLOSING DATE" shall mean the date upon which Hi-Rise shall have consummated the closing of the Acme Chute Acquisition.

                  "ACQUISITION" shall mean the Bes-Pac Acquisition, the Acme Chute Acquisition, the Devivo Acquisition or any Permitted Acquisition.

                  "ACQUISITION LENDERS" shall mean, as of the date of any determination thereof, those Lenders having Acquisition Loan Commitments.

                  "ACQUISITION LOAN" shall mean any Loan made pursuant to the provisions of SECTION 1.1(E).

                  "ACQUISITION LOAN ADVANCE" shall have the meaning assigned to it in SECTION 1.1(E)(I).

                  "ACQUISITION LOAN COMMITMENT" shall mean (a) as to any Lender with a Acquisition Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Acquisition Loan as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with an Acquisition Loan Commitment, the aggregate commitment of all Lenders to make Acquisition Loans, which aggregate commitment shall be Eight Million and No/100 Dollars ($8,000,000.00) on the Closing Date, as to each of clauses (a) and (b), as such Acquisition Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                  "ACQUISITION LOAN NOTE" shall have the meaning assigned to it in SECTION 1.1(E)(II).

                  "ADMINISTRATIVE AGENT" shall mean GE Capital or its successor appointed pursuant to SECTION 9.7.

                  "ADVANCE" shall mean any Revolving Credit Advance (Revolver
A), Swing Line Advance (Revolver A), Revolving Credit Advance (Revolver B), Swing Line Advance (Revolver B), Acquisition Loan Advance or funding of the Term Loan A, as the context may require.

                  "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude each Agent and each Lender.

                  "AGENT" shall mean, where the context requires or permits, Administrative Agent or Revolver Agent. "AGENTS" shall mean Administrative Agent and Revolver Agent.

                  "AGREEMENT" shall mean the Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital, as Administrative Agent and Lender, NationsBank as Revolver Agent and Lender, and the other Lenders signatory from time to time to the Agreement.

                  "APPENDICES" shall have the meaning assigned to it in the recitals to the Agreement.

                  "APPLICABLE ACQUISITION LOAN INDEX MARGIN" shall mean the per annum interest rate margin payable in addition to the Index Rate applicable to the Acquisition Loan, as determined by reference to SECTION 1.5(A) of the Agreement.

                  "APPLICABLE ACQUISITION LOAN MATURITY DATE" shall have the meaning assigned to it in SECTION 1.1(E)(III).

                  "APPLICABLE L/C MARGIN" shall mean the per annum fee payable with respect to outstanding Letter of Credit Obligations as determined by reference to SECTION 1.5(A).

                  "APPLICABLE MARGINS" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Term Loan A Index Margin and the Applicable Acquisition Loan Index Margin.

                  "APPLICABLE REVOLVER INDEX MARGIN" shall mean the per annum interest rate margin payable in addition to the Index Rate applicable to the Revolving Loan (Revolver A) and Revolving Loan (Revolver B), as determined by reference to SECTION 1.5(A) of the Agreement.

                  "APPLICABLE TERM LOAN A INDEX MARGIN" shall mean the per annum interest rate payable in addition to the Index Rate applicable to the Term Loan A, as determined by reference to SECTION 1.5(A) of the Agreement.

                  "APPLICABLE UNUSED ACQUISITION LINE FEE MARGIN" shall mean the per annum fee, payable in respect to Borrowers' non-use of the Acquisition Loan Commitment pursuant to SECTION 1.10(B), which fee is determined by reference to
SECTION 1.5(A).

                  "APPLICABLE UNUSED REVOLVER FEE MARGIN" shall mean the per annum fee payable in respect to Borrowers' non-use of the Revolving Loan Commitments pursuant to SECTION 1.10(B), which fee is determined by reference to
SECTION 1.5(A).

                  "ASSIGNMENT AGREEMENT" shall have the meaning assigned to it in SECTION 9.1(A).

                  "BES-PAC" means Bes-Pac, Inc., a South Carolina corporation.

                  "BES-PAC ACQUISITION" shall mean the purchase by Hi-Rise or Bes-Pac Acquisition Corp of all of the outstanding capital stock of Bes-Pac.

                  "BES-PAC ACQUISITION AGREEMENT" shall mean that certain Agreement and Plan of Merger, dated as of October 9, 1998, by and among Hi-Rise, Bes-Pac Acquisition Corp., Ronald J. McCracken and Bes-Pac.

                  "BES-PAC ACQUISITION CLOSING DATE" shall mean the date upon which Hi-Rise or Bes-Pac Acquisition Corp. shall have consummated the closing of the Bes-Pac Acquisition.

                  "BES-PAC ACQUISITION CORP" means BPI Acquisition Corp., a South Carolina corporation.

                  "BORROWER ACCOUNTS" shall have the meaning assigned to it in ANNEX C.

                  "BORROWER REPRESENTATIVE" shall mean Hi-Rise Recycling Systems, Inc. in its capacity as Borrower Representative pursuant to the provisions of SECTION 1.1(D).

                  "BORROWERS" and "BORROWER" shall have the respective meanings assigned thereto in the recitals to the Agreement.

                  "BORROWING AVAILABILITY" shall mean, as of the date of any determination thereof, the aggregate of the Borrowing Availability (Revolver A) and the Borrowing Availability (Revolver B).

                  "BORROWING AVAILABILITY (REVOLVER A)" shall have the meaning assigned to it in SECTION 1.1(A)(I).

                  "BORROWING AVAILABILITY (REVOLVER B)" shall have the meaning assigned to it in SECTION 1.1(B)(I).

                  "BORROWING BASE (REVOLVER A)" shall mean, as of any date of determination by Administrative Agent and Revolver Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to eighty percent (80%) of the book value of Eligible Accounts as determined in accordance with GAAP, less any Reserves established by Administrative Agent and Revolver Agent at such time; and

                  (b) up to fifty percent (50%) of the book value of Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market) as determined in accordance with GAAP, less any Reserves established by Administrative Agent and Revolver Agent at such time.

                  "BORROWING BASE (REVOLVER B)" shall mean, as of any date of determination by Administrative Agent and Revolver Agent, from time to time, an amount equal to the sum at such time of up to ninety percent (90%) of the book value of Eligible Lease Receivables as determined in accordance with GAAP, less any Reserves established by Administrative Agent and Revolver Agent at such time.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as EXHIBIT 4.1(B).

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "CAPITALIZATION" shall mean, with respect to any Person, all Indebtedness for borrowed money, capital and surplus of such Person as of any date of determination calculated in accordance with GAAP.

                  "CASH MANAGEMENT SYSTEMS" shall have the meaning assigned to it in SECTION 1.9.

                  "CHANGE OF CONTROL" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) (other than Donald Engel, Evelio Acosta, Warren Adelson or Ronald J. McCracken, or any trust created for the benefit of Donald Engel, Evelio Acosta, Warren Adelson or Ronald J. McCracken (or any of their respective spouses or lineal descendants) which provides for the voting of such shares as a single group) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and outstanding shares of capital Stock of Hi-Rise having the right to vote for the election of directors of Hi-Rise under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Hi-Rise (together with any new directors whose election by the board of directors of Hi-Rise or whose nomination for election by the stockholders of Hi-Rise was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Hi-Rise shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of each of the Borrowers (other than Hi-Rise).

                  "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "CLOSING DATE" shall mean October 28, 1998.

                  "CLOSING CHECKLIST" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

                  "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "COLLATERAL" shall mean the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, to secure the Obligations.

                  "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Pledge Agreements, the Patent Security Agreements, the Subsidiary Guaranties, the Subsidiary Security Agreements and all similar agreements entered into from time to time guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in ANNEX F.

                  "COMMITMENT TERMINATION DATE (ACQUISITION LOAN)" shall mean the earliest of (a) October 28, 2002, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(B), (c) the date of indefeasible prepayment in full by Borrowers of the Acquisition Loans and the permanent reduction of the Acquisition Loan Commitments to zero dollars ($0),
(d) the Commitment Termination Date (Revolver A), (e) the Commitment Termination Date (Revolver B), and (f) the Commitment Termination Date (Term Loan A).

                  "COMMITMENT TERMINATION DATE (REVOLVER A)" shall mean the earliest of (a) October 28, 2003, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(B), (c) the date of indefeasible prepayment in full by Borrowers of the Revolving Credit Loans (Revolver A) and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of the Revolving Loan Commitments (Revolver A) and the Swing Line Commitments (Revolver A) to zero dollars ($0), (d) the Commitment Termination Date (Revolver B), and (e) the Commitment Termination Date (Term Loan A).

                  "COMMITMENT TERMINATION DATE (REVOLVER B)" shall mean the earliest of (a) October 28, 2003, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(B), (c) the date of indefeasible prepayment in full by Borrowers of the Revolving Credit Loans (Revolver B) and the permanent reduction of the Revolving Loan Commitments (Revolver B) and the Swing Line Commitments (Revolver B) to zero dollars ($0),
(d) the Commitment Termination Date (Revolver A), and (e) the Commitment Termination Date (Term Loan A).

                  "COMMITMENT TERMINATION DATE (TERM LOAN A)" shall mean the earliest of (a) October 28, 2003, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(B), (c) the Commitment Termination Date (Revolver A), and (d) the Commitment Termination Date (Revolver B).

                  "COMMITMENTS" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (Revolver A) (including without duplication the Swing Line Lender's Swing Line Commitment (Revolver A) as a subset of its Revolving Loan Commitment (Revolver A)), Revolving Loan Commitment (Revolver B) (including without duplication the Swing Line Lender's Swing Line Commitment (Revolver B) as a subset of its Revolving Loan Commitment (Revolver
B)), Term Loan Commitment (Term Loan A), Term Loan Commitment (Term Loan B) and Acquisition Loan Commitment as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (Revolver A) (including without duplication the Swing Line Lender's Swing Line Commitment (Revolver A) as a subset of its Revolving Loan Commitment (Revolver A)), Revolving Loan Commitments (Revolver B) (including without duplication the Swing Line Lender's Swing Line Commitment (Revolver B) as a subset of its Revolving Loan Commitment (Revolver B)), Term Loan Commitments (Term Loan A), Term Loan Commitments (Term Loan B) and Acquisition Loan Commitments, which aggregate commitment shall be Forty Million and No/100 Dollars ($40,000,000.00) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                  "COMPLIANCE CERTIFICATE" shall have the meaning assigned to it in ANNEX E.

                  "CONCENTRATION ACCOUNTS" shall have the meaning assigned to it in ANNEX C.

                  "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "CONTROL LETTER" means a letter agreement between Administrative Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agent without further consent by the affected Credit Party.

                  "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "COPYRIGHT SECURITY AGREEMENTS" shall mean the Copyright Security Agreements made from time to time in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, by each applicable Credit Party.

                  "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "CREDIT PARTIES" shall mean each Borrower and each of their respective Subsidiaries.

                  "CURRENT ASSETS" shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

                  "CURRENT LIABILITIES" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrowers, the aggregate outstanding principal balances of the Revolving Loan (Revolver A), the Swing Line Loan (Revolver A), the Revolving Loan (Revolver B) and the Swing Line Loan (Revolver B).

                  "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "DEFAULT RATE" shall have the meaning assigned to it in
SECTION 1.5(D).

                  "DEVIVO" means Devivo Industries, Inc., a Connecticut corporation.

                  "DEVIVO ACQUISITION" shall mean the purchase by Hi-Rise or Devivo Acquisition Corp. of all of the outstanding capital stock of Devivo.

                  "DEVIVO ACQUISITION CLOSING DATE" shall mean the date upon which Hi-Rise or Devivo Acquisition Corp. shall have consummated the closing of the Devivo Acquisition.

                  "DEVIVO ACQUISITION CORP" shall mean DII Acquisition Corp., a Connecticut corporation.

                  "DISBURSEMENT ACCOUNTS" shall have the meaning assigned to it on ANNEX C.

                  "DISCLOSURE SCHEDULES" shall mean the Schedules prepared by Borrowers and denominated as Disclosure SCHEDULES 1.4 through 6.7 in the Index to the Agreement.

                  "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "DOLLARS" or "$" shall mean lawful currency of the United States of America.

                  "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, MINUS (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS
(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "ELIGIBLE ACCOUNTS" shall have the meaning assigned to it in
SECTION 1.6 of the Agreement.

                  "ELIGIBLE INVENTORY" shall have the meaning assigned to it in
SECTION 1.7 of the Agreement.

                  "ELIGIBLE LEASE RECEIVABLES" shall have the meaning assigned to it in SECTION 1.8 of the Agreement.

                  "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET seq.) ("CERCLA"); the Hazardous Materials Transportation AuthorizatION Act of 1994 (49 U.S.C. ss.ss. 5101 ET seq.); the Federal Insecticide, Fungicide, and RodenticIDE Act (7 U.S.C. ss.ss. 136 ET seq.); the Solid Waste Disposal Act (42 U.S.C. ss.sS. 6901 et seq.); THE Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 ET seq.); the Clean Air Act (42 U.S.C. ss.sS. 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 ET seq.); the OccupatioNAL Safety and Health Act (29 U.S.C. ss.ss. 651 ET seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(F) ET seq.), each as from time to time amended, and any and all regulations promulgaTED thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "ENVIRONMENTAL LIABILITIES" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA AFFILIATE" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA EVENT" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section

4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "EVENT OF DEFAULT" shall have the meaning assigned to it in
SECTION 8.1.

                  "EXCESS CASH FLOW" shall mean, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries, consolidated net income PLUS (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, MINUS (b) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to CLAUSE (A) of ANNEX
G), MINUS (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, PLUS or MINUS (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, MINUS (e) mandatory prepayments paid in cash pursuant to SECTION 1.3 other than mandatory prepayments made pursuant to SECTIONS 1.3(B)(I), 1.3(B)(II), 1.3(B)(III), 1.3(B)(VI) or 1.3(D), PLUS (g) taxes deducted in determining consolidated net income to the extent not paid for in cash. For purposes of this definition, "WORKING CAPITAL" means Current Assets LESS Current Liabilities.

                  "FAIR SALABLE BALANCE SHEET" shall mean a balance sheet of Borrowers prepared in accordance with SECTION 3.4(D).

                  "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Revolver Agent.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "FEES" shall mean any and all fees payable to either Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "FINANCIAL STATEMENTS" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with SECTION 3.4 of the Agreement and ANNEX E to the Agreement.

                  "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrowers.

                  "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

                  "FISCAL YEAR" shall mean any of the annual accounting periods of Borrowers ending on December 31 of each year.

                  "FIXED CHARGES" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense and taxes paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges. In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

                  "FIXTURES" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, (i) Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons, and (ii) the Subordinated Debt.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in ANNEX G to the Agreement.

                  "GE CAPITAL FEE LETTER" shall mean that certain letter, dated as of September 22, 1998, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

                  "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY obligations") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "GUARANTIES" shall mean, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Administrative Agent and Lenders in respect of the Obligations.

                  "GUARANTORS" shall mean each Subsidiary of each Borrower and each other Person, if any, which executes a guarantee or other similar agreement in favor of Administrative Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "HAZARDOUS MATERIAL" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "INDEBTEDNESS" of any Person shall mean without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in SECTION 1.14.

                  "INDEX RATE" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

                  "INTEREST EXPENSE" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "INTEREST PAYMENT DATE" means the first Business Day of each month, PROVIDED that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y)(i) as to any Revolving Loans (Revolver A) then outstanding, the Commitment Termination Date (Revolver A) shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued in respect of such Revolving Loans (Revolver A) under the Agreement, (ii) as to any Revolving Loans (Revolver B) then outstanding, the Commitment Termination Date (Revolver
B) shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued in respect of such Revolving Loans (Revolver B) under the Agreement, and (iii) as to any Acquisition Loans then outstanding, the Commitment Termination Date (Acquisition Loan) shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued in respect of such Acquisition Loans under the Agreement.

                  "INVENTORY" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "L/C ISSUER" shall have the meaning assigned to such term in ANNEX B.

                  "LEASE" shall mean any transfer of the right to possession and use of goods for a term in return for consideration.

                  "LEASE EXPENSES" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

                  "LEASE RECEIVABLE" shall mean any receivable owing in respect of a Lease, in each case valued in accordance with the provisions of FASB 13 as promulgated by the Financial

Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor provision therefor) and otherwise in accordance with GAAP.

                  "LENDERS" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

                  "LESSEE" shall mean any person who may become obligated to any credit party under, with respect to, or on account of, a Lease.

                  "LETTER OF CREDIT FEE" has the meaning ascribed thereto in ANNEX B.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Revolver Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Revolver Agent or purchase of a participation as set forth in ANNEX B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Revolver Agent or Lenders thereupon or pursuant thereto.

                  "LETTERS OF CREDIT" shall mean commercial or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Revolver Agent and Lenders have incurred Letter of Credit Obligations.

                  "LEVERAGE RATIO" shall mean, with respect to Borrowers, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) EBITDA for the twelve months ending on that date of determination.

                  "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "LITIGATION" shall have the meaning assigned to it in SECTION 3.13.

                  "LOAN ACCOUNT" shall have the meaning assigned to it in
SECTION 1.13.

                  "LOAN DOCUMENTS" shall mean the Agreement, the Notes, the Collateral Documents, the Warrant Documents, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Administrative Agent, Revolver Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Administrative Agent, Revolver Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

                  "LOANS" shall mean the Revolving Loan (Revolver A), the Swing Line Loan, the Revolving Loan (Revolver B), the Swing Line Loan (Revolver B), the Term Loan A, the Term Loan B and the Acquisition Loan.

                  "MAKE-WHOLE AMOUNT" shall mean the excess, if any, of (i) the aggregate present value as of the prepayment date of the unpaid or remaining to be paid contractual payments that would have been payable in respect thereof, if the Term Loan B had not be prepaid by the Borrowers, determined by discounting such amount at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) the aggregate present value of the unpaid and remaining to be paid contractual payments that would have been payable in respect thereof if the Term Loan B had not been prepaid by Borrowers, determined by discounting such amounts at the rate which is accruing, or would otherwise accrue on the Term Loan B. If the Reinvestment Rate is equal to or higher than such applicable interest rate, the Make-Whole Amount shall be zero.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Borrowers, taken as a whole, (b) Borrowers' ability, taken as a whole, to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Administrative Agent's Liens, on behalf of itself, Revolver Agent and Lenders, on the Collateral or the priority of such Liens, or (d) Administrative Agent's, Revolver Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually or in the aggregate, to any Credit Party in any 30-day period in excess of $500,000 shall be deemed to have had Material Adverse Effect.

                  "MAXIMUM AMOUNT (ACQUISITION LOAN)" shall mean, at any particular time, an amount equal to the Acquisition Loan Commitment of all Lenders.

                  "MAXIMUM AMOUNT (REVOLVER A)" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment (Revolver A) of all Lenders.

                  "MAXIMUM AMOUNT (REVOLVER B)" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment (Revolver B) of all Lenders.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "NET BORROWING AVAILABILITY (ACQUISITION LOAN)" shall mean as of any date of determination, the maximum amount (Acquisition Loan) LESS the aggregate Acquisition Loans then outstanding.

                  "NET BORROWING AVAILABILITY (REVOLVER A)" shall mean as of any date of determination, the lesser of (i) the Maximum Amount (Revolver A) and
(ii) the Borrowing Base

(Revolver A), in each case LESS the sum of the aggregate Revolving Loans (Revolver A), Swing Line Loans (Revolver A) and Letter of Credit Obligations then outstanding.

                  "NET BORROWING AVAILABILITY (REVOLVER B)" shall mean as of any date of determination, the lesser of (i) the Maximum Amount (Revolver B) and
(ii) the Borrowing Base (Revolver B), in each case LESS the sum of the aggregate Revolving Loans (Revolver B) and Swing Line Loans (Revolver A) then outstanding.

                  "NON-FUNDING LENDER" shall have the meaning assigned to it in
SECTION 9.9(A)(II).

                  "NOTES" shall mean the Revolving Notes (Revolver A), the Swing Line Notes (Revolver A), the Revolving Notes (Revolver B), the Swing Line Notes (Revolver B), the Term Notes (Term Loan A), the Term Notes (Term Loan B) and the Acquisition Loan Notes, collectively.

                  "NOTICE OF ACQUISITION LOAN ADVANCE" shall have the meaning assigned to it in SECTION 1.1(E)(I).

                  "NOTICE OF REVOLVING CREDIT ADVANCE" shall mean either a Notice of Revolving Credit Advance (Revolver A) or a Notice of Revolving Credit Advance (Revolver B).

                  "NOTICE OF REVOLVING CREDIT ADVANCE (REVOLVER A)" shall have the meaning assigned to it in SECTION 1.1(A)(I).

                  "NOTICE OF REVOLVING CREDIT ADVANCE (REVOLVER B)" shall have the meaning assigned to it in SECTION 1.1(B)(I).

                  "NOTICE OF TERM LOAN A ADVANCE" shall have the meaning assigned to it in SECTION 1.1(C)(I).

                  "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to either Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Letter of Credit Obligations, Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "PATENT SECURITY AGREEMENTS" shall mean the Patent Security Agreements made from time to time in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, by each applicable Credit Party, including, without limitation, the Patent Security Agreements, dated as of the Closing Date, from certain of Borrowers in favor of the Administrative Agent, for the benefit of itself, Revolver Agent and each of the Lenders in substantially the form of EXHIBIT G-2.

                  "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "PATENTS" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(J); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate;
(i) presently existing or hereinafter created Liens in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders; and (j) Liens expressly permitted under CLAUSES (B) and (C) of SECTION 6.7 of the Agreement.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "PLAN" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

                  "PLEDGE AGREEMENTS" shall collectively mean the Pledge Agreement of even date herewith executed by Hi-Rise in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, pledging all Stock of its Subsidiaries owing to or held by it, substantially in the form of EXHIBIT B-1, the Pledge Agreement of even date herewith executed by Hesco in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, pledging all Stock of its Subsidiaries owing to or held by it, substantially in the form of EXHIBIT B-2, and any further pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

                  "PRIOR LENDERS" shall mean Ocean Bank and Donald Engel, and, in the case of Bes-Pac, NationsBank, N.A. and Congress Financial Corporation.

                  "PRIOR LENDER OBLIGATIONS" shall mean all Indebtedness of the Credit Parties, and each of them, and Bes-Pac, owed to each of the Prior Lenders as of the Closing Date.

                  "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "PRO FORMA" means the unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of August 31, 1998 after giving PRO FORMA effect to the Related Transactions.

                  "PROJECTIONS" means Borrowers' forecasted: (a) consolidated and consolidating balance sheets; (b) consolidated and consolidating profit and loss statements; (c) consolidated cash flow statements; and (d) consolidated capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

                  "PRO RATA SHARE" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan (Revolver A) (including the Swing Line Loan (Revolver A) as a subset of the Swing Line Lender's Revolving Loan (Revolver A)), the percentage obtained by dividing (i) the Revolving Loan Commitment (Revolver A) (including the Swing Line Commitment (Revolver A) as a subset of the Swing Line Lender's Revolving Loan Commitment (Revolver A)) of that Lender by (ii) the aggregate Revolving Loan Commitments (Revolver A), (b) with respect to the Revolving Loan (Revolver B) (including the Swing Line Loan (Revolver B) as a subset of the Swing Line Lender's Revolving Loan (Revolver B)), the percentage obtained by dividing (i) the Revolving Loan Commitment (Revolver B) (including the Swing Line Commitment (Revolver B) as a subset of the Swing Line Lender's Revolving Loan Commitment (Revolver B)) of that Lender by (ii) the aggregate Revolving Loan Commitments (Revolver B), (c) with respect to the Term Loan A, the percentage obtained by dividing (i) the Term Loan Commitment (Term Loan A) of that Lender by (ii) the aggregate Term Loan Commitments (Term Loan A) of all Lenders, (d) with respect to the Term Loan B, the percentage obtained by dividing (i) the Term Loan Commitment (Term Loan
B) of that Lender by (ii) the aggregate Term Loan Commitments (Term Loan B) of all Lenders, (e) with respect to the Acquisition Loan, the percentage obtained by dividing (i) the Acquisition Loan Commitment of that Lender by (ii) the aggregate Acquisition Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1, (f) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, (g) with respect to all Revolving Loans (Revolver A) on and after the Commitment Termination Date (Revolver A), the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Revolving Loans (Revolver A) held by that Lender by (ii) the outstanding principal balance of the Revolving Loans (Revolver A) held by all Lenders, (h) with respect to all Revolving Loans (Revolver B) on and after the Commitment Termination Date (Revolver B), the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Revolving Loans (Revolver B) held by that Lender by (ii) the outstanding principal balance of the Revolving Loans (Revolver B) held by all Lenders, (i) with respect to all Acquisition Loans on and after the Commitment Termination Date (Acquisition Loan), the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Acquisition Loans held by that Lender by
(ii) the outstanding principal balance of the Acquisition Loans held by all Lenders, and (j) with respect to all Loans on and after the Commitment Termination Date (Revolver A), the percentage obtained by dividing (i) the aggregate outstanding principal balance of all Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders.

                  "PUBLIC OFFERING" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

                  "QUALIFIED PLAN" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

                  "REAL ESTATE" shall have the meaning assigned to it in SECTION 3.6.

                  "REFINANCING" shall mean the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

                  "REFUNDED SWING LINE LOAN" shall have the meaning assigned to it in SECTION 1.1(C)(III).

                  "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement, dated as of the Closing Date, by and between Hi-Rise and the holders of the Warrants, together with any and all modifications, extensions, amendments, renewals, replacements and substitutions therefor made from time to time hereafter.

                  "REINVESTMENT RATE" shall mean, with respect to the Term Loan B, the yield to maturity as of the close of business three (3) Business Days prior to the prepayment date, on the United States Treasury Note with a term equal to the remaining term of the Term Loan B, plus 200 basis points. If no maturity exactly corresponds, then the yield to maturity shall be interpolated on a straight-line basis, utilizing the yields for the two maturities which most closely correspond to the requisite maturity.

                  "RELATED TRANSACTIONS" means each borrowing under the Revolving Loan (Revolver A), the Revolving Loan (Revolver B) and the Term Loan B on the Closing Date, the Bes-Pac Acquisition, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "RELATED TRANSACTIONS DOCUMENTS" shall mean the Loan Documents and the Bes-Pac Acquisition Agreement.

                  "RELEASE" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "REQUISITE LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans.

                  "RESERVES" shall mean, with respect to the Borrowing Base (a) reserves established by Administrative Agent and Revolver Agent from time to time against Eligible Inventory pursuant to SECTION 5.9, (b) reserves established pursuant to SECTION 5.4(C), and (c) such other reserves against Eligible Accounts, Eligible Inventory, Eligible Lease Receivables or Borrowing Availability of any Borrower which Administrative Agent and Revolver Agent may, in their reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Administrative Agent's and Revolver Agent's credit judgment.

                  "RESTRICTED PAYMENT" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock (other than in respect of any of the Warrants or any Stock issued pursuant to the provisions of any of the Warrants), (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly (other than in respect of any of the Warrants or any Stock issued pursuant to the provisions of any of the Warrants), (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding (other than in respect of any of the Warrants or any Stock issued pursuant to the provisions of any of the Warrants); (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission (other than in respect of any of the Warrants or any Stock issued pursuant to the provisions of any of the Warrants);
(f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person (other than to Administrative Agent, Revolver Agent or any Lender which may become a Stockholder pursuant to the provisions of any of the Warrants); and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates (other than to Administrative Agent, Revolver Agent or any Lender which may become a Stockholder pursuant to the provisions of any of the Warrants).

                  "RETIREE WELFARE PLAN" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "REVOLVER AGENT" shall mean NationsBank or its successor appointed pursuant to SECTION 9.7.

                  "REVOLVER AGENT FEE LETTER" shall mean that certain letter, dated as of the Closing Date, between Revolver Agent and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to Revolver Agent.

                  "REVOLVING CREDIT ADVANCE" shall mean either a Revolving Credit Advance (Revolver A) or a Revolving Credit Advance (Revolver B).

                  "REVOLVING CREDIT ADVANCE (REVOLVER A)" shall have the meaning assigned to it in SECTION 1.1(A)(I).

                  "REVOLVING CREDIT ADVANCE (REVOLVER B)" shall have the meaning assigned to it in SECTION 1.1(B)(I).

                  "REVOLVING LENDER" shall mean, as of any date of determination, a Lender having a Revolving Loan Commitment (Revolver A) or a Revolving Loan Commitment (Revolver B). "REVOLVING LENDERS" shall mean, as of any date of determination, the Lenders having a Revolving Loan Commitment (Revolver A) and the Lenders having a Revolving Loan Commitment (Revolver B).

                  "REVOLVING LOAN" shall mean either a Revolving Loan (Revolver
A) or a Revolving Loan (Revolver B). "REVOLVING LOANS" shall mean the Revolving Loans (Revolving A) and the Revolving Loans (Revolver B).

                  "REVOLVING LOAN (REVOLVER A)" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances (Revolver A) outstanding to any Borrower or to all Borrowers PLUS (ii) the aggregate Letter of Credit Obligations incurred on behalf of any Borrower or all Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan (Revolver A) shall include the outstanding balance of Letter of Credit Obligations.

                  "REVOLVING LOAN (REVOLVER B)" shall mean, at any time, the aggregate amount of Revolving Credit Advances (Revolver B) outstanding to any Borrower or to all Borrowers.

                  "REVOLVING LOAN COMMITMENT" shall mean either a Revolving Loan Commitment (Revolver A) or a Revolving Loan Commitment (Revolver B). "REVOLVING LOAN COMMITMENTS" shall mean the Revolving Loan Commitments (Revolving A) and the Revolving Loan Commitments (Revolver B).

                  "REVOLVING LOAN COMMITMENT (REVOLVER A)" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (Revolver A) (including without duplication Swing Line Advances (Revolver A) as a subset of the Swing Line Lender's Revolving Loan Commitment (Revolver A)) and/or incur Letter of Credit Obligations as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (Revolver A) (including without duplication Swing Line Advances (Revolver A) as a subset of the Swing Line Lender's Revolving Loan Commitment (Revolver A)) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Eight Million and No/100 Dollars ($8,000,000.00) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "REVOLVING LOAN COMMITMENT (REVOLVER B)" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (Revolver B) (including without duplication Swing Line Advances (Revolver B) as a subset of the Swing Line Lender's Revolving Loan Commitment (Revolver B)) as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (Revolver
B) (including without duplication Swing Line Advances (Revolver B) as a subset of the Swing Line Lender's Revolving Loan Commitment (Revolver B)), which aggregate commitment shall be Nine Million and No/100 Dollars ($9,000,000.00) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "REVOLVING NOTE" shall mean either a Revolving Note (Revolver
A) or a Revolving Note (Revolver B). "REVOLVING NOTES" shall mean the Revolving Notes (Revolving A) and the Revolving Notes (Revolver B).

                  "REVOLVING NOTE (REVOLVER A)" shall have the meaning assigned to it in SECTION 1.1(A)(II).

                  "REVOLVING NOTE (REVOLVER B)" shall have the meaning assigned to it in SECTION 1.1(B)(II).

                  "SECURED SUBSIDIARY" shall mean any Subsidiary which, pursuant to the provisions of the Agreement, is permitted to be created or acquired by any Borrower, all of the outstanding Capital Stock of which has been pledged to the Administrative Agent for the benefit of itself, Revolver Agent and the Lenders, pursuant to a Pledge Agreement as contemplated in the Agreement, and which has executed and delivered to Administrative Agent for the benefit of itself, Revolver Agent and Lenders a Subsidiary Guaranty and Subsidiary Security Agreement, all in form and substance satisfactory to Administrative Agent, and has done such other acts and things, all as Administrative Agent may from time to time reasonably request so as to maintain a valid, first perfected security interest (subject to Permitted Encumbrances) in favor of Administrative Agent for the benefit of itself, Revolver Agent and Lenders in all of the tangible and intangible property of such Subsidiary, whether then existing or thereafter created or arising, and a valid, first perfected pledge of and security interest in favor of Administrative Agent for the benefit of itself, Revolver Agent and Lenders in all of the issued and outstanding Stock of such Subsidiary.

                  "SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of the Closing Date, by and between Hi-Rise and GE Capital, together with any and all modifications, extensions, amendments, renewals, replacements and substitutions therefor made from time to time hereafter.

                  "SECURITY AGREEMENT" shall mean the Security Agreement of even date herewith entered into among Administrative Agent, on behalf of itself, Revolver Agent and Lenders, and each Credit Party that is a signatory thereto, substantially the form of EXHIBIT A..

                  "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

                  "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "SUBORDINATED DEBT" shall mean the Indebtedness of Bes-Pac Acquisition Corp. and Hi-Rise, as the case may be, evidenced by the Subordinated Notes and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Administrative Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "SUBORDINATED NOTES" shall collectively mean (i) that certain Promissory Note, dated as of September 1, 1998, originally issued by Bes-Pac in favor of Ronald J. McCracken in the original principal amount of $1,100,000.00, and (ii) that certain Subordinated Convertible Note Promissory Note, dated as of Bes-Pac Acquisition Closing Date, issued by Hi-Rise in favor of Ronald J. McCracken in the original principal amount of $1,219,000.00, in each case together with that certain Subordination Agreement, dated as of the Closing Date, by and among the Borrowers and Ronald J. McCracken in favor of the Administrative Agent, on behalf of itself, Revolver Agent and the Lenders.

                  "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "SUBSIDIARY GUARANTY" shall mean any Subsidiary Guaranty in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders delivered from time to time pursuant to the provisions of SECTION 2.3(E) or
SECTION 2.4(C) substantially in the form of EXHIBIT C-1.

                  "SUBSIDIARY SECURITY AGREEMENT" shall mean any Subsidiary Security Agreement in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders delivered from time to time pursuant to the provisions of SECTION 2.3(E) or SECTION 2.4(C) substantially in the form of EXHIBIT C-2.

                  "SUPERMAJORITY REVOLVING LENDERS" shall mean (a) in the case of the Revolving Loan (Revolver A) (i) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments (Revolver A) of all Lenders, or (ii) if the Revolving Loan Commitments (Revolver A) have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (Revolver A) (with the Swing Line Loan (Revolver A) being attributed to the Lender making such Loan) and Letter of Credit Obligations, and (ii) in the case of the Revolving Loan (Revolver B) (i) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments (Revolver B) of all Lenders, or (ii) if the Revolving Loan Commitments (Revolver B) have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (Revolver B) (with the Swing Line Loan (Revolver B) being attributed to the Lender making such Loan).

                  "SWING LINE ADVANCE" shall mean either a Swing Line Advance (Revolver A) or a Swing Line Advance (Revolver B). "SWING LINE ADVANCES" shall mean the Swing Line Advances (Revolver A) and the Swing Line Advances (Revolver
B).

                  "SWING LINE ADVANCE (REVOLVER A)" has the meaning assigned to it in SECTION 1.1(F)(I).

                  "SWING LINE ADVANCE (REVOLVER B)" has the meaning assigned to it in SECTION 1.1(F)(I).

                  "SWING LINE AVAILABILITY (REVOLVER A)" has the meaning assigned to it in SECTION 1.1(F)(I).

                  "SWING LINE AVAILABILITY (REVOLVER B)" has the meaning assigned to it in SECTION 1.1(F)(I).

                  "SWING LINE COMMITMENT" shall mean either a Swing Line Commitment (Revolver A) or a Swing Line Commitment (Revolver B). "SWING LINE COMMITMENTS" shall mean the Swing Line Commitment (Revolver A) and the Swing Line Commitment (Revolver B).

                  "SWING LINE COMMITMENT (REVOLVER A)" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans (Revolver A) as set forth on ANNEX J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment (Revolver A) of the Swing Line Lender.

                  "SWING LINE COMMITMENT (REVOLVER B)" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans (Revolver B) as set forth on ANNEX J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment (Revolver B) of the Swing Line Lender.

                  "SWING LINE LENDER" shall mean NationsBank.

                  "SWING LINE LOAN" shall mean either a Swing Line Loan (Revolver A) or a Swing Line Loan (Revolver B). "SWING LINE LOANS" shall mean the Swing Line Loans (Revolver A) and the Swing Line Loans (Revolver B).

                  "SWING LINE LOAN (REVOLVER A)" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances (Revolver A) outstanding to any Borrower or to all Borrowers.

                  "SWING LINE LOAN (REVOLVER B)" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances (Revolver B) outstanding to any Borrower or to all Borrowers.

                  "SWING LINE NOTE" shall mean either the Swing Line Note (Revolver A) or the Swing Line Note (Revolver B). "SWING LINE NOTES" shall mean the Swing Line Note (Revolver A) and the Swing Line Note (Revolver B).

                  "SWING LINE NOTE (REVOLVER A)" has the meaning assigned to it in SECTION 1.1(F)(II).

                  "SWING LINE NOTE (REVOLVER B)" has the meaning assigned to it in SECTION 1.1(F)(II).

                  "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of an Agent or a Lender by the jurisdictions under the laws of which Agents and Lenders are organized or any political subdivision thereof.

                  "TERM LENDER" shall mean, as of the date of any determination thereof, a Term Lender (Term Loan A) or a Term Lender (Term Loan B). "TERM LENDERS" shall mean, as of the date of any determination thereof, the Term Lenders (Term Loan A) and the Term Lenders (Term Loan B).

                  "TERM LENDERS (TERM LOAN A)" shall mean, as of the date of any determination thereof, those Lenders having Term Loan Commitments (Term Loan A).

                  "TERM LENDERS (TERM LOAN B)" shall mean, as of the date of any determination thereof, those Lenders having Term Loan Commitments (Term Loan B).

                  "TERM LOAN" shall mean either Term Loan A or Term Loan B. "TERM LOANS" shall mean Term Loan A and Term Loan B.

                  "TERM LOAN A" shall have the meaning assigned to it in SECTION 1.1(C)(I).

                  "TERM LOAN A FINAL MATURITY DATE" shall have the meaning assigned to it in SECTION 1.1(C)(III).

                  "TERM LOAN B" shall have the meaning assigned to it in SECTION 1.1(D)(I).

                  "TERM LOAN COMMITMENT (TERM LOAN A)" shall mean (a) as to any Lender with a Term Loan Commitment (Term Loan A), the commitment of such Lender to make its Pro Rata Share of the Term Loan A as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment (Term Loan A), the aggregate commitment of all Lenders to make the Term Loan A, which aggregate commitment shall be Six Million and No/100 Dollars ($6,000,000.00) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan Commitments (Term Loan A) may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                  "TERM LOAN COMMITMENT (TERM LOAN B)" shall mean (a) as to any Lender with a Term Loan Commitment (Term Loan B), the commitment of such Lender to make its Pro Rata Share of the Term Loan B as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment (Term Loan B), the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be Nine Million and No/100 Dollars ($9,000,000.00) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan Commitments (Term Loan B) may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                  "TERM NOTE" shall mean either a Term Note (Term Loan A) or Term Note (Term Loan B). "TERM NOTES" shall mean the Term Notes (Term Loan A) and Term Notes (Term Loan B).

                  "TERM NOTE (TERM LOAN A)" shall have the meaning assigned to it in SECTION 1.1(C)(I).

                  "TERM NOTE (TERM LOAN B)" shall have the meaning assigned to it in SECTION 1.1(D)(I).

                  "TERMINATION DATE" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with ANNEX B, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

                  "THIRD PARTY INTERACTIVES" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

                  "TITLE IV PLAN" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "TRADEMARK SECURITY AGREEMENTS" shall mean the Trademark Security Agreements made from time to time in favor of Administrative Agent, on behalf of itself, Revolver Agent and Lenders, by each applicable Credit Party, including, without limitation, the Trademark Security Agreement, dated as of the Closing Date, from Hi-Rise in favor of the Administrative Agent, for the benefit of itself, Revolver Agent and each of the Lenders in substantially the form of EXHIBIT G-1.

                  "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "WARRANTS" shall mean those certain Stock Purchase Warrants, dated as of the Closing Date, issued by Hi-Rise in favor of each of GE Capital, NationsBank and KCCI, together with any and all modifications, extensions, amendments, renewals, replacements and substitutions therefore made from time to time.

                  "WARRANT DOCUMENTS" shall mean, the Warrants, the Registration Rights Agreement, the Securities Purchase Agreement and all other documents and instruments executed in conjunction therewith.

                  "YEAR 2000 ASSESSMENT" shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

                  "YEAR 2000 CORRECTIVE ACTIONS" shall mean, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

                  "YEAR 2000 CORRECTIVE PLAN" shall mean, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before March 31, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

                  "YEAR 2000 DATE-SENSITIVE SYSTEM/COMPONENT" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

                  "YEAR 2000 IMPLEMENTATION TESTING" shall mean, as to each Credit Party, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

                  "YEAR 2000 PROBLEMS" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

                  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.